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                                                                    EXHIBIT 10.1

SALE AND PURCHASE AGREEMENT

USPE HOLDINGS LIMITED

and

JENEBE INTERNATIONAL S.A.R.L.

and

DELPHIRICA INVESTMENTS S.A.R.L.

and

ALOSEM SOCIEDAD CIVIL

and

TESALIA SOCIEDAD CIVIL

and

CAPITAL STOCK S.C.R., S.A.

29 July 2004

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                                    CONTENTS

CLAUSE                                                                                                          PAGE
1.        INTERPRETATION.....................................................................................     5
2.        OBLIGATION TO EVIDENCE AUTHORITY...................................................................     5
3.        OBJECT OF THE AGREEMENT............................................................................     6
4.        SALE AND PURCHASE..................................................................................     6
5.        TERMS FOR COMPLETION...............................................................................     6
6.        PRICE..............................................................................................     6
7.        ADJUSTMENT OF THE PRICE............................................................................     7
8.        POSITION OF PURCHASER..............................................................................     7
9.        COMPLETION.........................................................................................     8
10.       USPI'S PERMANENCE..................................................................................     9
11.       SELLER'S WARRANTIES................................................................................    10
12.       PURCHASER'S WARRANTIES.............................................................................    11
13.       OUTSTANDING SECURITY...............................................................................    11
14.       CONFIDENTIALITY....................................................................................    12
15.       PAYMENT AND NOTICES................................................................................    12
16.       FURTHER ASSURANCES.................................................................................    14
17.       GENERAL............................................................................................    14
18.       WHOLE AGREEMENT....................................................................................    15
19.       GUARANTEE BY THE GUARANTOR AND JOINT AND SEVERAL LIABILITY OF DELPHIRICA INVESTMENTS AND
          JENEBE INTERNATIONAL...............................................................................    15
20.       GOVERNING LAW AND ARBITRATION......................................................................    15

SCHEDULE 1...................................................................................................    17
The Company..................................................................................................    17
SCHEDULE 2...................................................................................................    18
The subsidiaries and Associated Companies....................................................................    18
Part 1 - The Subsidiaries ...................................................................................    18
Part 2 - Associated Companies................................................................................    30
SCHEDULE 3...................................................................................................    33
Seller's Warranties..........................................................................................    33
SCHEDULE 4...................................................................................................    38
Limits on Warranty claims....................................................................................    38
SCHEDULE 5...................................................................................................    42
Accounts.....................................................................................................    42
Part A - Completion Balance Sheet............................................................................    42
Part B - Reference Balance Sheet.............................................................................    44
Part C - Specific Policies for the preparation of the Completion Balance Sheet...............................    46
Part D - Completion Price....................................................................................    48
Part E - Balance sheet items for Completion Price Adjustment.................................................    52
SCHEDULE 6...................................................................................................    54
Purchaser Warranties.........................................................................................    54
SCHEDULE 7...................................................................................................    55
Pre-completion...............................................................................................    55
SCHEDULE 8...................................................................................................    58
Completion...................................................................................................    58
SCHEDULE 9...................................................................................................    60
Agreed form of Notarial Deed of Transfer.....................................................................    60
DATA ROOM DOCUMENTS..........................................................................................    61
INTERPRETATION...............................................................................................    62
LIST OF EMPLOYEES............................................................................................    69

                                       1

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THIS AGREEMENT is made in Madrid on 29 July 2004

BETWEEN:

(1) USPE HOLDINGS LIMITED, a company incorporated and existing in accordance with the laws of England and Wales, with its registered offices at 21 Worship Street, London EC2A 2DW, United Kingdom, and registered with number 4338651 (the Seller), represented by Mr. Jason
          B. Cagle, of legal age, of U.S. nationality, resident at 1111 Turner Avenue, Dallas, Texas 75208 and holder of passport number 132206958, acting by virtue of the authority vested in him by the Board of Directors of the company in its meeting of 28 July 2004, pending to be notarised and apostilled;

(2) UNITED SURGICAL PARTNERS INTERNATIONAL, INC, a company incorporated and existing in accordance with the laws of Delaware, United States, with its registered offices at 15305 Dallas Parkway, Suite 1600 - LB 28, Addison, TX 75001, with Federal Tax ID number 75-274976 (the GUARANTOR), represented by Mr. Jason B. Cagle, of legal age, of U.S. nationality, resident at 1111 Turner Avenue, Dallas, Texas 75208 and holder of passport number 132206958, acting under an irrevocable verbal mandate of the Guarantor;

(3) JENEBE INTERNATIONAL S.A.R.L., a company of Luxembourg nationality, validly incorporated and existing under the laws of the Grand Duchy of Luxembourg on 19 January 2001, with domicile at 46A avenue John F. Kennedy, L-1855 Luxembourg, registered with the Companies and Commercial Registry under number RC B-80.602.

          It is represented by Mr. Jose Olivera Martinez, of legal age, married, of Spanish nationality, resident in Luxembourg, Rue du Marechal Foch 40, with "carte de sejour" of Luxembourg number 198556-D. He acts in his capacity as Managing Director, with authority to represent and bind the company with his sole signature, in accordance with the certificate issued by the Notary of Luxembourg Mr. Andre-Jean-Joseph Schwachtgen, on 5 May 2004, duly apostilled pursuant to the Hague Convention.

(4) DELPHIRICA INVESTMENTS S.A.R.L., a company of Luxembourg nationality, duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, on 19 January 2001, domiciled at 46A avenue John
          F. Kennedy, L-1855 Luxembourg, registered with the Companies and Commercial Registry under number RC B-80.575.

          It is represented by Mr. Jose Olivera Martinez, of legal age, married, of Spanish nationality, resident in Luxembourg, Rue du Marechal Foch 40, with "carte de sejour" of Luxembourg number 198556-D. He acts in his capacity as Managing Director, with authority to represent and bind the company with his sole signature, in accordance with the certificate issued by the Notary of Luxembourg Mr. Andre-Jean-Joseph Schwachtgen, on 5 May 2004, and duly apostilled pursuant to the Hague Convention.

(5) ALOSEM SOCIEDAD CIVIL, a company of Spanish nationality, domiciled in Madrid, Paseo de la Castellana 216, incorporated by means of a public deed authorised by the Madrid Notary Public Mr, Fco. Javier Vigil de Quinones y Parga on 26 January 2001, under number 279 of his notarial records. Its Tax Identification Number is G-82890427.

          It is represented by Mr. Rafael Mate Rodriguez, of legal age, married, resident in Madrid, with domicile to such effects in Paseo de la Castellana 216, and with Identity Card Number 51.053.814-R, in accordance with the power arising from the deed of incorporation.

(6) TESALIA SOCIEDAD CIVIL, a company of Spanish nationality, domiciled in Madrid, Paseo de la Castellana 216, incorporated by means of a public deed granted before the

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          Madrid Notary public Mr. Fco. Javier Vigil de Quinones y Parga and 11
          January 2001, under number 82 of his corporate records. Its Tax Identification Number is G-82888090.

          It is represented by Mr. Rafael Mate Rodriguez and Mr. Javier Loizaga Jimenez acting jointly, of legal age, married, resident in Madrid, domiciled at Paseo de la Castellana 216, and with Tax Identification Number 51.053.814-R and 5.376.123-B, respectively, in accordance with the power of attorney granted in the incorporation deed.

(7) CAPITAL STOCK S.C.R., S.A., of Spanish nationality, domiciled in Madrid, Fortuny number 45, incorporated for an indefinite period of time by means of a public deed authorised by the Madrid Notary Public Mr. Fco. Javier Vigil de Quinones y Parga, on 15 January 2001, under number 137 of his corporate records; registered in the Commercial Registry of Madrid under tomo 16160, folio 23, hoja M-273891. Its Tax Identification Number is A-82879701. It is registered with the Administrative Registry of Venture Capital Companies of the Spanish National Stock Market Commission ("Comision Nacional del Mercado de Valores") under number 51.

          It is represented by Mr. Javier Loizaga Jimenez, of legal age, married, with domicile for these purposes in Madrid, Paseo de la Castellana 216, and with National Identity Card number 5.376.123-B, acting under the power of attorney granted in his favour by means of the public deed granted before the Madrid Notary Public Mr. Francisco Javier Vigil de Quinones y Parga, on 15 January 2.001, under number 138 of his notarial records, registered under the third entry in the Commercial Registry sheet of the Company

          The Parties listed in (3) (7) to above shall be referred to as THE INVESTMENT GROUP or THE PURCHASER)

BACKGROUND:

(A) United Surgical Partners Europe, S.L. (the Company) is a limited liability company ("sociedad de responsabilidad limitada") incorporated in Spain on 5 May 1998 by virtue of a public deed granted on 5 May 1998 before the Madrid Notary Public Mr. Victor Manuel Garrido Palma under number 1084 of his corporate records, under the name of Comercial Walk Mil, S.L, with registered address at Calle Miguel Angel, 23, 3rd Floor, Madrid, Spain, and being registered with the Mercantile Register of Madrid, Volume 13115, Sheet 193, Section 8, Page M-211991 and with Tax Identification Code B82027566. The capital of the Company is on the date of this Agreement Euro 20,308,679.48 divided into 3,277,903 Class A Participations of Euro 6.01 each, numbers 1 to 3,277,903 (inclusive), all of which are registered in the name of the Seller (the Class A Participations or the Participations) and 101,245 Class B participations of Euro 6.01 each, numbers 3,277,904 to 3,379,148 (inclusive), all of which are registered in the name of the Management Members (Class B Participations) as defined below.

(B) The Company owns and operates surgical facilities including private surgical hospitals and walk-in surgical centres in Spain (including well reputed centres such as Instituto Dexeus, Clinica Sagrado Corazon or Hospital San Carlos, and certain development projects, such as that affecting Instituto Dexeus) through the Subsidiaries and the Associated Companies.

(C) Particulars of the Company and its Subsidiaries and Associated Companies are set out in the schedules headed "The Company" and "Subsidiaries and Associated Companies".

(D) The Seller has full legal title to all of the Class A Participations, by virtue of the following:

          - Participations sale and purchase deed entered into by USP International Holdings Inc (as seller) and USPE Holdings Limited (as buyer) and authorised on, 6 June 2002, by Notary of Madrid, Andres de la Fuente O'Connor.

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                    By means of this deed the Seller acquired 1,586,365
                    participations of the Company, numbered from 92,956 to 531,171, from 541,043 to 1,689,190 and number 1,689,191, all of them inclusive, of E 6.010121 value each.

          - Deed of amendment and of decrease of capital by means of contributions' return authorised, on 6 June 2002, by Notary of Madrid, Andres de la Fuente O'Connor, under his protocol number 667.

                    By means of this public deed the nominal value of all the participations created then in the Company decreased to E 6.01 each.

          - Deed of capital increase authorised, on 27 December 2002, by Notary of Madrid, Fernando de la Camara Garcia, under his protocol number 3,788.

                    By means of this public deed the Seller acquired 1,691,538 newly created participations in the Company, of E 6.01 value each, numbered from 1,689,192 to 3,380,729, both inclusive.

          - Deed of decrease of capital by means of amortisation of own participatiosns authorised, on 27 December 2002, by the Notary of Madrid, Fernando de la Camara Garcia, under his protocol number 3,789.

                    By means of this public deed, 102,826 participations of the Company were amortised and the remaining capital was divided in 3,277,903 participations of E 6.01 value each, numbered from 92,956 to 531,171, from 541,043 to 1,689,190, number 1,689,191 and from 1,689,192 to 3,380,729, all of
                    them inclusive, owned by the Seller (which became then the sole member of the Company).

          - Deed of capital increase, partial amendment of by-laws and loosing of sole member condition authorised, on 27 June 2003, by the Notary of Madrid, Fernando de la Camara Garcia, under his protocol number 1,760.

                    By means of this public deed, the 3,277,903 participations in which the capital was divided were renumbered so the 102,826 participations numbered from 3,277,904 to 3,380,729, both inclusive, were given numbers 1 to 92,955 and 531,172 to 541,042, all of them inclusive.

                    Furthermore, 101,245 participations were created and assumed by different individuals.

                    As consequence of this public deed, the capital of the Company is on the date of this Deed Euro 20,308,679.48 divided into 3,277,903 Class A participations of Euro 6.01 each, numbers 1 to 3,277,903 (inclusive), all of which are registered in the name of the Seller (the Participations as defined above).

          The Class A Participations represent a 97 % of the capital of the Company.

(E) The Investment Group, in order to determine the merits of pursuing the Transaction from an economical, financial, tax and legal point of view, has carried out a due diligence based on copies of the due diligence reports prepared by the Sellers' legal and financial advisors referred to in the Disclosure Letter (the Vendor's Due Diligence) and the analysis of certain of the documents made available to the Purchaser in the Data Room (the Data Room Documents listed in the Schedule "data room documents") located at the premises of the Seller's legal and financial advisors offices on 8, 9, 12, 20 and 28 July 2004 with the guidance of its own professional advisors (the Due Diligence).

(F) The Investment Group is a private equity investor with know-how and expertise in the industrial sector in which the Transaction Companies develop their businesses and it is

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          fully aware of the functioning of the Spanish market in this sector.
          The Investment Group has been advised in relation to the Transaction by professional advisors with expertise in these types of transactions and in the field in which the Transaction Companies develop their businesses.

(G) The Seller wishes to sell and the Investment Group wishes to purchase all the Participations, on the terms set out in this Agreement.

NOW THEREFORE, the Investment Group and the Seller have agreed to enter into this Agreement pursuant to the following

CLAUSES:

1.        INTERPRETATION

1.1 In addition to terms defined elsewhere in this Agreement, the definitions and other provisions in schedule headed "Interpretation" apply throughout this Agreement, unless the contrary intention appears.

1.2 In this Agreement, unless the contrary intention appears, a reference to a clause or schedule is a reference to a clause or schedule to this Agreement.

1.3       The headings in this Agreement do not affect its interpretation.

2.        OBLIGATION TO EVIDENCE AUTHORITY

2.1 Mr. Jason B. Cagle hereby declares that he is a duly authorised representative of Seller and the Guarantor, under the laws applicable to the Seller and the Guarantor in respect of capacity and hereby undertakes to provide evidence of such authority in a form satisfactory to the Notary formalising this Agreement.

2.2 The Notary shall be deemed to have received satisfactory evidence of such authority if he receives (i) valid original powers of attorney duly legalised and apostilled evidencing the authority of Mr. Jason B. Cagle to enter into this Agreement on behalf of the Seller and the Guarantor prior to the date hereof or (ii) a ratification of this Agreement by a duly authorised representative of the Seller and the Guarantor whose authority is accredited by means of a valid original power of attorney duly notarised and apostilled and, in both cases, with any such other formalities as the Notary may require.

          In the particular case of the Guarantor, it will be accepted that he evidences his authority by means of any other document, provided that a legal opinion issued by a well reputed law firm in Delaware, United States, or with capacity to act in such State is attached, stating that the signatory is duly authorised to give the guarantee provided for hereunder.

2.3 When the Notary is deemed to have received satisfactory evidence of Mr. Jason B. Cagle's authority to represent the Seller and the Guarantor in accordance with the above, then the Notary shall deliver the two bank cheques ("cheques bancarios") referred to in clause 6.2(a) to the Seller against acknowledgement of receipt to its entire satisfaction by the Seller. Such delivery shall be made in favour of the person authorised by the Seller to appear and produce the corresponding power of attorney upon recognition by the Notary of such authority.

2.4 If the action contemplated in clause 2.2 do not take place by 12 August 2004 then the Purchaser shall have the option to require the specific performance of this provision or terminate this Agreement. In any of these two cases the Notary shall return the cheques referred to in 6.2(a) to the Purchaser. In case the Purchaser elects to require specific performance, then the amount payable under 6.2(b) will be the amount therein referred plus the six (6) million under 6.2(a) on Completion.

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3.        OBJECT OF THE AGREEMENT

          The object of this Agreement is:

          (a) to provide for the sale and purchase of the Participations, subject to the satisfaction of the terms for Completion under clause 5; and

          (b) to set out the rights and obligations of the Parties between Signing Date and Completion, and also thereafter in relation to certain matters arising out of this Agreement.

4.        SALE AND PURCHASE

4.1 Subject to the satisfaction of the terms for Completion under clause 5, subject to clause 13, and in accordance with the terms of this Agreement, the Seller hereby sells and the Investment Group hereby purchases (directly or through an investment vehicle) the Participations free from all charges, liens, encumbrances and claims whatsoever and together with all rights attaching to them at Completion (the Transaction).

4.2 The Seller undertakes that the Company shall not declare, pay or make any dividends or distributions between the Signing Date and Completion.

5.        TERMS FOR COMPLETION

          Completion of the Transaction and, therefore, the transfer of ownership of the Participations will take place upon compliance by the Seller with Clause 13 below not later than ninety (90) days since the Signing Date provided that, between the Signing Date and Completion, there has not occurred a Material Adverse Change. Material Adverse Change means any event or circumstance (or any combination thereof), which in the reasonable opinion of the Mandated Arranger has materially adversely affected or could materially adversely affect, during the period from the Signing Date to the Completion: (i) the business, condition (financial or otherwise), operations, performance, assets and rights of the Group Companies taken as a whole; (ii) the performance, by the Group Companies taken as a whole, of their relevant obligations to third parties, or (iii) the international or the syndicated loan market in Spain when the relevant event or circumstance is due to an exceptional cause of notorious magnitude which could materially prejudice syndication of the Facilities.

          For the avoidance of doubt, the Parties acknowledge and agree that nothing in the above paragraph shall prejudice the Purchaser's right to make Warranty Claims after Completion in the event of any material adverse change in any Group Company that would not prevent Completion from taking place because it does not entail a material adverse change in the Group Companies taken as a whole.

6.        PRICE

6.1       Price

          The Price for the sale and purchase of the Participations shall be the payment in cash by the Purchaser of the total sum of one hundred and twelve million thirty eight thousand four hundred and sixty two (112,038,462) Euro, payable in accordance with clause 6.2 (the Price) and subject to the adjustment provided in clause 7 below.

6.2       Payment of Price

          The Price shall be paid by the Purchaser to the Seller as follows:

          (a) An amount equal to six million (6,000,000) Euro is hereby delivered by the Investment Group, as advanced payment on account of the Price by means of

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                    banking cheques ("cheques bancarios nominativos") (the
                    Advanced Payment), which upon execution of this Agreement shall be deposited with the Notary formalising this transaction.

          (b) At Completion the Purchaser shall deliver to the Seller the remaining amount of the Price, this is, an amount equal to one hundred and six million thirty eight thousand four hundred and sixty two (106,038,462) Euro (the Payment at Completion), as further provided for in the schedule headed "Completion".

          (c) If the Positive Price Adjustment is greater than Euro 250,000, within fifteen (15) Business Days following the Determination Date, the Purchaser shall deliver to the Seller an amount equal to the Positive Price Adjustment by means of banking cheques or bank transfer to the account to be indicated by the Seller, if possible value date Completion date, and the Price shall be construed to mean in this Agreement, other than in clauses 6 and 7, and amount equal to the Price, as set out in clause 6.1, plus the Positive Price Adjustment.

          (d) If the Negative Price Adjustment is greater than Euro 250,000, within fifteen (15) Business Days following the Determination Date, the Seller shall deliver to the Purchaser an amount equal to the Negative Price Adjustment, by means of banking cheques or bank transfer to the account to be indicated by the Seller, if possible value date Completion date, and the Price shall be construed to mean in this Agreement, other than in clauses 6 and 7, and amount equal to the Price, as set out in clause 6.1, less the Negative Price Adjustment.

7.        ADJUSTMENT OF THE PRICE

7.1 If the Completion Price, calculated in accordance with the schedule headed "Completion Balance Sheet", is greater than the Price, as set out in clause 6.1, then the Positive Price Adjustment shall be equal to the difference between the Completion Price and the Price, as set out in clause 6.1.

7.2 If the Completion Price, calculated in accordance with the schedule headed "Completion Balance Sheet", is lower than the Price, as set out in clause 6.1, then the Negative Price Adjustment shall be equal to the difference between the Completion Price and the Price, as set out in clause 6.1.

7.3 If either the Positive Price Adjustment or the Negative Price Adjustment are equal or lower than Euro 250,000, then no Price adjustment shall apply.

8.        POSITION OF PURCHASER

8.1 The Purchaser acknowledges that details of the Participations and the items owned or used by the Company and its Subsidiaries and Associated Companies and their respective businesses have been made available to it for inspection prior to the date of this Agreement during the Due Diligence and that the Purchaser has been afforded an opportunity to inspect them during the Due Diligence.

8.2 The Seller has specifically told the Purchaser that the Purchaser must rely on the Purchaser's own opinion and/or professional advice concerning the Participations and the items owned and used by the Company and the Subsidiaries and Associated Companies and their respective businesses pursuant to this Agreement, their quality, state and condition, their fitness and/or suitability for any purpose, and the possibility that some of them may have defects.

8.3 The Purchaser acknowledges that it has entered into this Agreement having satisfied itself of all matters relating to it and without reliance on any warranty or representation made by the Seller (apart from clause 11 and the schedule headed "Seller's Warranties") or by any person acting or purporting to act on behalf of the Seller.

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8.4       No waiver by or on behalf of the Seller of any of the requirements of this Agreement or any of its rights under this Agreement shall release the Purchaser from full performance of the obligations stated in this Agreement.

9.        COMPLETION

9.1 Completion shall take place at the offices of the Seller's Lawyers at 10 a.m. on the tenth Business Day after the date on which the terms for Completion set out in Clause 5 have been met, or at such other time and on such other date as the Seller and the Purchaser may agree.

9.2 Pending Completion (and whether or not the terms for Completion set out in Clause 5 are satisfied) the provisions of the schedule headed "Pre-Completion" shall apply.

9.3 At Completion the Parties shall do or procure to be done those things set out in the schedule headed "Completion" which will be deemed to happen in a single act ("unidad de acto").

9.4 If Completion does not take place on the date set out in clause 9.1 above as a result of the Purchaser failing to comply fully with an obligation under this clause 9 or the schedule headed "Completion", the Seller may at its option (but without prejudice to any other right or remedy it may have) by notice in writing to the Purchaser elect to:

          (a) proceed to Completion in so far as reasonably practicable and, in any case, without prejudice to its rights under this Agreement;

          (b) postpone the date for Completion to the first Business Day on which the Seller reasonably believes that Completion may happen or to such other date as may be agreed by the Parties provided that such other agreed date shall be not longer than one (1) month from the date set out in clause 9.1 above; or

          (c) terminate this Agreement, in which case the Seller shall keep the Advanced Payment as penalty clause ("clausula penal"), without prejudice to any additional right to damages.

          If the Seller elects to postpone the date for Completion in accordance with clause (b) above then the provisions of this Agreement shall apply as if such postponed date were the date for Completion for all purposes.

9.5 If Completion does not take place on the date set out in clause 9.1 above as a result of the Seller failing to comply fully with a material obligation under clause 5, this clause 9 or the schedule headed "Completion", the Purchaser may at its option (but without prejudice to any other right or remedy it may have) by notice in writing to the Seller elect to:

          (a) proceed to Completion in so far as reasonably practicable and, in any case, without prejudice to its rights under this Agreement; or

          (b) postpone the date for Completion to the first Business Day on which the Purchaser reasonably believes that Completion may happen or to such other date as may be agreed by the Parties provided that such other agreed date shall be not longer than one (1) month from the date set out in clause
                    9.1 above; or

          (c) terminate this Agreement, in which case the Purchaser shall recover the Advanced Payment and shall be entitled to receive an amount equivalent to the Advance Payment as penalty clause ("clausula penal"), without prejudice to any additional right to damages.

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9.6       If the Purchaser elects to postpone the date for Completion in accordance with clause (b) then the provisions of this Agreement shall apply as if such postponed date were the date for Completion for all purposes.

9.7 If Completion does not take place in accordance with Clause 5 for any reason, and subject to clauses 9.4 and 9.5:

          (a) except for this clause, clause 14 (Confidentiality), clause 15 (Payment and Notices), clause 16 (Further Assurances), clause 17 (General) (except for clause 17.5), clause 18 (Whole Agreement) and clause 19 (Governing Law and Arbitration), and the provisions of the clause and schedule headed "Interpretation", all the other clauses of this Agreement shall lapse and cease to have effect; but

          (b) the lapsing of those provisions shall not affect any accrued rights or liabilities of any Party.

9.8 Risk and ownership of all the Participations shall pass to the Purchaser on Completion.

9.9 The Parties further agree that if the financing is not obtained for reasons not attributable to the Purchaser, then the only consequence will be that Completion will not take place and the Seller will keep the Advanced Payment.

9.10 For the avoidance of doubt, if a Material Adverse Change occurs, Completion shall not take place and the Seller shall return the Advanced Payment to the Investment Group.

10.       USPI'S PERMANENCE

10.1 The Parties have agreed that either the Seller or the Guarantor (for these purposes, USPI) shall remain indirectly in the capital of the Company and, to that effect, that it shall acquire, on Completion, 15% of the capital ("USPI'S STAKE") of the vehicle that will be used to acquire the Participations ("NEWCO") provided that USPI's stake does not involve a contribution (including face value plus premium if applicable in excess of twelve million four hundred thousand (12,400,000) Euro USPI's Stake shall be acquired by USPI at the same price as the Purchaser shall acquire (by means of purchase, capital subscription, contribution or otherwise) Newco's shares or participations (the Newco Investment Price). The voting and pre-emption rights ("Derechos de asuncion o adquisicion preferente") attached to USPI's Stake shall be assigned to the Investment Group on Completion in the most effective manner, and this circumstance shall be regulated in the corresponding shareholders' or members' agreement.

10.2 During the permanence of USPI in the capital of Newco, USPI shall not (directly or indirectly) (i) carry out any activity or participate or have an interest in any business or company that competes with the Group Companies within the geographic area in which the Group Companies operate currently or in the future (excluding the U.S. and the U.K.) or (ii) approach any of the employees, officers directors or managers of the Group Companies offering a position, contract or employment, or contract with or give a position to any such employees, officers, directors or managers (in this latter case, except where such contract or position is entered into or given in the context of a recruitment process carried out through newspapers announcements, internet announcements or magazine announcements, addressed to the general public).

10.3 Also on Completion, USPI shall grant a call option over USPI's stake in favour of the Investment Group (the Call Option), that shall be exercisable within 90 days after the second anniversary of Completion, and in compensation the Investment Group shall grant a put option in favour of the Seller (the Put Option) that shall also be exercisable 90 days after the second anniversary of Completion. The exercise price of both the Call Option and the Put Option shall be the Newco Investment Price paid by USPI, increased at a yearly compound interest rate of 3-month Euribor plus a margin of 1.5%. Payment of the price of the Call Option shall be guaranteed by the Investment Group by means of a bank guarantee ("aval bancario") to be issued by a Spanish bank to the reasonable satisfaction of the Seller and to be delivered to the Seller on Completion pursuant to the Schedule headed "Completion". The Parties shall establish an expeditious mechanism for the exercise of the Call Option and the Put Option, so that the transfer of USPI's Stake is automatic upon exercise of, and payment for, the relevant Option. The shareholder's agreement referred to in
          10.1 above shall provide that the Call Option and the Put Option shall be exercisable over any shares, participations or rights that may succeed USPI's Stake as a consequence of capital decreases, transformation, merger or other corporate restructuring in the understanding that the exercise price of the Call Option and the Put Option shall be as provided for in this clause 10.3 provided, however, that to the extent USPI receives any compensation as a consequence of such capital decrease, transformation, merger or other corporate restructuring the amount of such compensation shall be deducted from the price of the Call Option or the Put Option (as the case may be) in accordance with this clause 10.3.

11.       SELLER'S WARRANTIES

11.1 The Seller warrants to the Purchaser that, except as "Disclosed" to the Purchaser, each of the Warranties made by the Seller set out in this clause 11 and the schedule headed "Seller's Warranties" is and will be as of Completion true and accurate in all material respects and not misleading, and undertakes to indemnify and hold the Purchaser harmless from any Damages arising out of any such statements not being true or accurate or being misleading (Breach of Warranties).

          Disclosed means:

          (a) a problem or contingency identified in the Disclosure Letter (which includes specific disclosures and the Vendor's Due Diligence) or information in the Disclosure Letter that renders a specific Warranty untrue

          (b) a problem or contingency identified in the Data Room, in this latter case only to the extent that the Data Room Documents would have led an independent third party to know that any of the Warranties was not true and accurate or was misleading,

          In this respect, the Seller represents and warrants to the Purchaser that as far as the Seller is aware there is nothing in the Data Room Documents that should have been Disclosed but is not the subject of a specific disclosure in the Disclosure Letter or is not disclosed in the Vendor's Due Diligence. For the avoidance of doubt, the liability of the Seller for Breach of Warranties (this is, for matters not Disclosed) shall only be subject to the limits set out in Schedule 4 ("Limits on Warranty Claims") on this clause 11 but not limited in any other manner.

11.2 Each of the Warranties set out in the several paragraphs of the schedule headed "Seller's Warranties" is separate and independent and, except as expressly provided to the contrary in this Agreement, is not limited by reference to any other paragraph of that schedule or by anything in this Agreement.

11.3 The liability of the Seller in connection with the Warranties shall be subject to the limitations contained in, and to the other provisions of, the schedule headed "Limits on Warranty Claims" and any Warranty Claim shall be subject to the provisions of that schedule.

11.4 Any payment made by the Seller in respect of a Breach of the Warranties shall, to the extent possible, be deemed to be a reduction in the Price.

11.5 The Purchaser shall only be entitled to make a claim of any type or nature under or in connection with this Agreement to the Seller pursuant to the provisions of this clause

          (save with respect to claims relating to (i) the Adjustment of the Price, which shall be dealt with in accordance with clause 7 and the schedule headed "Completion Balance Sheet", (ii) Seller's obligations under the schedules headed "pre-completion" and "Completion", (iii) Seller's liabilities under clause 9.5(c), and clauses 10, 13 (which shall be dealt with in accordance with clause 9.5(c), 14, 15, 16, 17, and 18).

11.6 The Seller hereby agrees to fully indemnify and hold the Purchaser harmless, regardless of any other provision or Disclosure in this Agreement, in relation to any Damages arising from matter that has occurred before Completion and results in:

          (a)       any tax contingency affecting the Group Companies

          (b) any labour contingency affecting the Group Companies (save for the potential labour condition of some medical personnel who renders services to the Group Companies identified in the Vendor's Due Diligence)

          (c) any contingency adversely affecting ownership over the Participations or the shares or participaciones of the Subsidiaries.

          (d) None of the Group Companies not being the holder of all exploitation rights ("derechos de explotacion") over the AHM Software world-wide and for the whole term of their legal protection.

          (e) the net worth of the Group Companies that are under a dissolution cause not having been restored by Completion.

          Claims under this provision shall be dealt with, mutatis mutandi, in all cases as Warranty Claims and, therefore, subject to the provisions of this clause and the schedule headed "Limit on Warranties" provided, however, that claims for any contingency adversely affecting ownership over the Participations or the shares or quotas of the Subsidiaries shall not be subject to any limitations, including the exclusions, financial limits, time limits or other limitations whatsoever.

12.       PURCHASER'S WARRANTIES

12.1 The Purchaser warrants to the Seller that each of the statements set out in the schedule headed "Purchaser's Warranties" is and will be as of Completion true, accurate and not misleading, and undertakes to indemnify and hold the Seller harmless from any such statements not being true and accurate or being misleading.

12.2 Each of the warranties set out in the several paragraphs of the schedule headed "Purchaser's Warranties" is separate and independent and, except as expressly provided to the contrary in this Agreement, is not limited by reference to any other paragraph of that schedule or by anything in this Agreement.

13.       OUTSTANDING SECURITY

13.1 The Seller undertakes that at Completion any existing pledge over the Participations and over the shares and participations of the Subsidiaries shall be cancelled on or before Completion as set out in the schedule headed "Completion".

13.2 The Seller undertakes that any security existing over any Group Companies' assets shall be cancelled (both economically and formally, provided that registration with the relevant registry shall not be necessary) on or before Completion, except the mortgage existing over the Marbella Hospital.

14.       CONFIDENTIALITY

14.1 Neither the Seller nor the Purchaser shall make (or permit any other member of the Seller's Group or the Purchaser's Group to make) any announcement concerning this Transaction, this Agreement or any ancillary matter before, on or after Completion.

14.2      The Purchaser shall and shall procure that:

          (a) each member of the Purchaser's Group (from time to time) shall keep confidential all information provided to it by or on behalf of the Seller or otherwise obtained by or in connection with this Agreement which relates to any member of the Seller's Group; and

          (b) if after Completion any Group Company holds confidential information relating to the Seller's Group, it shall keep that information confidential and, to the extent reasonably practicable, shall return that information to the Seller or destroy it, in each case without retaining copies.

14.3      The Seller shall and shall procure that:

          (a) the Seller's Group shall keep confidential all information provided to it by or on behalf of the Purchaser or otherwise obtained by or in connection with this Agreement which relates to any member of the Purchaser's Group; and

          (b) if after Completion the Seller holds confidential information relating to any Group Company, it shall keep that information confidential and, to the extent reasonably practicable, shall return that information to the Purchaser or destroy it, in each case without retaining copies.

14.4 Nothing in this clause prevents any announcement being made or any confidential information being disclosed:

          (a) with the written approval of the other Party, which in the case of any announcement shall not be unreasonably withheld or delayed; or

          (b) to the extent required by law (including US securities laws), any non-legally binding agreement with a Trade Union or any competent regulatory body (including the requirements of the NASDAQ National Stock Market), but a Party required to disclose any confidential information shall promptly notify the other Party, where practicable and lawful to do so, before disclosure occurs and co-operate with the other Party regarding the timing and content of such disclosure or any action which the other Party may reasonably elect to take to challenge the validity of such requirement.

14.5 Nothing in this clause prevents disclosure of confidential information by any Party:

          (a) to the extent that the information is in or comes into the public domain other than as a result of a breach of any undertaking or duty of confidentiality by that Party; or

          (b) to that Party's professional advisers, auditors or bankers, but before any disclosure to any such person the relevant Party shall procure that he is made aware of the terms of this clause and shall use its best endeavours to procure that such person adheres to those terms as if he were bound by the provisions of this clause.

15.       PAYMENT AND NOTICES

15.1 All payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by law, in which event such deduction or withholding shall not exceed the minimum amount which it is required by law to deduct or withhold.

15.2 If any amount required to be paid under this Agreement is not paid when it is due, such amount shall bear interest at the rate of 3-month Euribor plus 2 % per annum, calculated on a daily basis for the period from the relevant due date for payment up to and including the date of actual payment, before and after any judgement.

15.3 Any notice given in connection with this Agreement must be in English unless the document is a statutory or other official document in which case, if required by the Seller, it shall be accompanied by an English translation.

15.4 Any notice or other formal communication given under this Agreement must be in writing (which does not include e-mail) and may be delivered, faxed or sent by overnight courier to the Party to be served at its fax number or address appearing in this clause or at such other fax number or address as it may have notified to the other Party in accordance with this clause. If sent by fax, it must be followed by a hardcopy by courier or its receipt acknowledged by the other Party.

15.5 Any notice or other formal communication shall be deemed to have been given:

          (a)       if delivered, on the day of delivery; or

          (b) if faxed before 17.00 in the place of receipt, on the day faxed or, otherwise, on the day after it was faxed; or

          (c) if sent by overnight courier, at 10.00 a.m. on the day after it was sent,

          provided that if such day is not a Business Day, such notice shall be deemed to have been given on the next Business Day.

15.6 In proving service of a notice or other formal communication it shall be sufficient to prove that delivery was made, a fax transmission report was obtained or that the envelope containing the communication was properly addressed and couriered.

15.7      Any notice sent to the Purchaser shall be sent to:

          Address:                  Paseo de la Castellana 216, 9(a), 28066
                                    Madrid
          Fax number:               +34 91 3449191
          For the attention of:     Javier Loizaga / Maria Sanz / Rafael Mate
                                    Rodriguez

          with copy to:

          Address:                  Ashurst, C/ Alcala 44 - 5 degrees, 28014
                                    Madrid
          Fax number:               +34 91 3649801/02
          For the attention of:     Jesus Almoguera

          and any notice sent to the Seller shall be sent to:

          Address:                  15305 Dallas Parkway, Suite 1600, Addison
                                    Texas 25001
          Fax number:               (922) 262 00 84
          For the attention of:     Chief Executive Officer

          with copy to:

          Address:                  Allen & Overy, Pedro de Valdivia, 10, 28006
                                    Madrid, Spain
          Fax number:               +34 91 782 9899
          For the attention of:     Fernando Torrente and Jose Antonio Sanchez
                                    Dafos

16.       FURTHER ASSURANCES

          All Parties shall, so far as reasonably able, do or procure all things as may be required to give effect to this Agreement, including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, the giving of all necessary waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them.

17.       GENERAL

17.1 Each of the obligations, Warranties, limitations on Warranty Claims and undertakings set out in this Agreement which is not fully performed at Completion will continue in force after Completion.

17.2 None of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, provided, however, that the Purchaser shall in any event be entitled to assign its rights and obligations hereunder (i) to Newco; (ii) in the event of a transfer of the Company or its Subsidiaries, or any other restructuring, within the Purchaser's Group, or (iii) for purposes of obtaining or securing financing related to the purchase of the Company or as a consequence of the enforcement of security taken in relation to such financing.

17.3 Save as otherwise provided in this Agreement, each Party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this Agreement provided that the Purchaser shall bear and pay all notarial costs in connection with the notarisation of the Agreement and documents connected with the transfer of the Participations provided for hereunder.

17.4 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any Party may enter into this Agreement by executing a counterpart.

17.5 The Purchaser agrees to provide the Seller, any other member of the Seller's Group, and their representatives and advisers on not less than 5 (five) days' notice and during normal business hours with full and free access (including the right to take copies) to the books of accounts and other financial records of the Company (subject to the Seller keeping such books and records confidential) which relate to the period up to Completion as the Seller, or any other member of the Seller's Group may reasonably request for the purpose of reviewing its statutory accounts or any computation or return relating to Tax or as may be required by any Tax Authority. The Purchaser further agrees for the same purposes to give the Seller and any other member of the Seller's Group and their representatives and advisers reasonable access to its employees (including the employees of the Group Companies) and to respond to reasonable requests for the information related to the above-mentioned period. In reciprocity, the Seller agrees to facilitate the Purchaser any information or assistance in relation to the fiscal years preceding this Agreement which may impact the taxation of the Purchaser after Completion.

17.6 This Agreement has been prepared and signed in English. The Parties agree that there will be a translation into Spanish to be prepared by the Purchaser by Completion. In the event of any discrepancy, the English version shall prevail.

17.7 If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part the legality, validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the Parties shall negotiate in good faith to replace the offending provision by another enforceable, valid and legal provision that has the same or a similar as possible effect on the transactions hereby contemplated as the original provision.

17.8      The rights of each Party under this Agreement:

          (a)       may be exercised as often as necessary;

          (b) are cumulative and not exclusive of rights and remedies provided by law; and

          (c)       may be waived only in writing and specifically.

          Delay in exercising or non-exercise of any such right is not a waiver of that right.

18.       WHOLE AGREEMENT

18.1 This Agreement and the documents referred to in it contain the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the Parties relating to these transactions.

18.2 Each Party acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement and the documents referred to in it) made by or on behalf of any other Party before the signature of this Agreement. Each Party waives all rights and remedies which, but for this clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this clause shall limit or exclude any liability for gross negligence ("culpa grave") or wilful misconduct ("dolo").

19. GUARANTEE BY THE GUARANTOR AND JOINT AND SEVERAL LIABILITY OF DELPHIRICA INVESTMENTS AND JENEBE INTERNATIONAL

19.1 The Guarantor hereby guarantees to the Investment Group (and, in turn, the Purchaser) the Seller's Warranties and the obligations and indemnity commitments assumed by the Seller hereunder. This guarantee is given on a joint and several basis with the obligations of the Seller, with an express waiver of the right to force the creditor to make use of legal remedies against the debtor before having recourse against this guarantee ("beneficio de excusion").

19.2 Delphirica Investments S.a.r.l and Jenebe International S.a.r.l. shall be liable for the obligations arising out of this Agreement for all of the Investment Group jointly and severally and guarantee jointly and severally the obligations of Alosem, S.C., Tesalia, S.C. and Capital Stock S.C.R., S.A.

20.       GOVERNING LAW AND ARBITRATION

20.1 This Agreement is governed by and shall be construed in accordance with Spanish law.

20.2 Any dispute which arises or occurs between the Parties in relation to any thing or matter arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators, one nominated by the Seller and other by the Investment Group each Party and the third, who shall be the chairman, selected by the two appointed arbitrators or, failing agreement, nominated by the chairman (from time to time) of the Court of Arbitration of the International Chamber of commerce. The place of the arbitration will be Geneva although hearings may be held elsewhere and they will be conducted in the English language. Arbitrators shall be licensed to practice Spanish law.

AS WITNESS whereof this Agreement has been entered into the day and year first above written and is executed in two counterparts.

      USPE HOLDINGS LIMITED                    JENEBE INTERNATIONAL S.A.R.L.

________________________________              ________________________________
    SIGNED ON ITS BEHALF BY:                      SIGNED ON ITS BEHALF BY:

 DELPHIRICA INVESTMENTS S.A.R.L.                   ALOSEM SOCIEDAD CIVIL

________________________________              ________________________________
    SIGNED ON ITS BEHALF BY:                      SIGNED ON ITS BEHALF BY:

     TESALIA SOCIEDAD CIVIL                      CAPITAL STOCK S.C.R., S.A.

________________________________              ________________________________
    SIGNED ON ITS BEHALF BY:                      SIGNED ON ITS BEHALF BY:

                                   SCHEDULE 1

                                   THE COMPANY

Company name:                            United Surgical Partners Europe, S.L.

Mercantile Registry details:             Volume 13,115, Section 8 and Page
                                         number M-211991

                                         Mercantile Registry of Madrid

Tax identification code:                 B/82027566

Registered office:                       Miguel Angel 23, 3rd Floor, Madrid,
                                         Spain

Date and place of formation:             5 May 1998 - Madrid, Spain

Directors:                               Gabriel Masfurroll Lacambra (Chairman
                                         and Managing Director)

                                         Donald E. Steen

                                         Soledad Jorge Nebot (Vice Chairman)

                                         William H. Wilcox

                                         Monica Cintado Scokin

Secretary:                               Pedro Antonio Rueda Gonzalez
                                         (Secretary)

                                         Lourdes Ayala Munoz (Vice Secretary)

Accounting reference date:               31 December

Auditors:                                KPMG auditores, S.L.

Capital:                                 E 20,308,679.48

Participations:                          3,379,148

Stake held by the Seller's Group:        97%

                                   SCHEDULE 2

                    THE SUBSIDIARIES AND ASSOCIATED COMPANIES

                            PART 1 - THE SUBSIDIARIES

1.        BRUBA ADVANCE COMP. S.L. (SOCIEDAD UNIPERSONAL)

Mercantile Registry details:             Volume 34,796, Folio 108 and Page
                                         number B-25, 0307

                                         Mercantile Registry of Barcelona

Tax identification code:                 B/62940549

Registered office:                       Avenida Diagonal 652, Building C,
                                         6 degrees, 2nd Floor, Barcelona, Spain

Date and place of formation:             23 July 2002 - Barcelona, Spain

Directors:                               Instituto Dexeus (represented by
                                         Eduardo Serrat Bertran) (sole director)

Secretary:                               N/A

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 3,006

Participations:                          3,006

Stake held by the Seller's Group:        100%

2.        CLINICA MATERNAL NUESTRA SENORA DE LA ESPERANZA, S..A (SOCIEDAD
          UNIPERSONAL)

Mercantile Registry details:             Volume 487, Folio 110 and Page number
                                         VI-1367

                                         Mercantile Registry of Alava

Tax identification code:                 A/01006790

Registered office:                       Esperanza 3, Vitoria, Spain

Date and place of formation:             19 May 1970 - Vitoria, Spain

Directors:                               Gabriel Masfuroll Lacambra (Chairman)

                                         Juan Pedro Calvo del Molino (Vice
                                         Chairman)

                                         United Surgical Partners Europe, S.L.
                                         (represented by Juan Ramon Arias
                                         Irigoyen) (Managing Director)

                                         Soledad Jorge Nebot

                                         Monica Cintado Scokin

Secretary:                               Gemma Jimenez de las Heras (Secretary)

                                         Jeronimo Herrero Manso (Vice Secretary)

Accounting reference date:               31 December

Auditors:                                KPMG auditores, S.L.

Capital:                                 E 116,259.78

Shares:                                  19,344

Stake held by the Seller's Group:        100%

3.        CLINICA SAGRADO CORAZON, S.L. (SOCIEDAD UNIPERSONAL)

Mercantile Registry details:             Volume 2,907, Folio 1, Page number
                                         SE-37,360

                                         Mercantile Registry of Sevilla

Tax identification code:                 B/41992215

Registered office:                       Avenida Manuel Siurot 49, Sevilla,
                                         Spain

Date and place of formation:             20 May 1999 - Sevilla, Spain

Directors:                               United Surgical Partners Europe, S.L.
                                         (represented by Pedro Ellauri Sanchez)
                                         (Managing Director)

                                         Soledad Jorge Nebot (Vice Chairman)

                                         Gabriel Masfurroll Lacambra (Chairman)

                                         Monica Cintado Scokin

Secretary:                               Juan Pedro Calvo del Molino (Secretary)

                                         Gemma Jimenez de las Heras (Vice
                                         Secretary)

Accounting reference date:               31 December

Auditors:                                KPMG auditores, S.L.

Capital:                                 E 4,433,704

Participations:                          4,433,704

Stake held by the Seller's Group:        100%

4.        DIAGNOSTICOS Y TRATAMIENTOS MEDICOS, S.A.

Mercantile Registry details:             Volume 31,399, Folio 122, Page number
                                         B-

                                         146,806

                                         Mercantile Registry of Barcelona

Tax identification code:                 A/58306036

Registered office:                       Paseo de la Bonanova 67, Barcelona,
                                         Spain

Date and place of formation:             30 December 1986 - Barcelona, Spain

Directors:                               Eduardo Serrat Bertran (Chairman)

                                         Consultorio Dexeus, S.A. (represented
                                         by Daniel Martinez Marroquin)

Secretary:                               Juan Pedro Calvo del Molino (Secretary)

                                         Gemma Jimenez de las Heras
                                         (Vice-Secretary)

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 324,000

Shares:                                  180,000

Stake held by the Seller's Group:        76.94%

5.        HOSPITALIZACION Y SERVICIOS, S.A.

Mercantile Registry details:             Volume 1,774, Folio 91, Page number
                                         SE-14302

                                         Mercantile Registry of Sevilla

Tax identification code:                 A/41033861

Registered office:                       Avenida Manuel Siurot 49, Sevilla,
                                         Spain

Date and place of formation:             27 August 1973 - Sevilla, Spain

Directors:                               United Surgical Partners Europe, S.L.
                                         (represented by Juan Pedro Calvo del
                                         Molino)

                                         Clinica Sagrado Corazon, S.L. (Sociedad
                                         Unipersonal)

                                         (represented by Manuel Lopez Otero)

                                         Both are joint and several directors

Secretary:                               N/A

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 60,101.21

Shares:                                  95,158

Stake held by the Seller's Group:        98%

6.        INSTITUTO POLICLINICO SANTA TERESA, S.A.

Mercantile Registry details:             Volume 2,244, Section 8, Folio 17, Page
                                         number C-2,142

                                         Mercantile Registry of La Coruna

Tax identification code:                 A/15015647

Registered office:                       Avenida Alfonso Molinar, Lugar
                                         Penarredonda 4, La Coruna, Spain

Date and place of formation:             2 July 1968 - La Coruna, Spain

Directors:                               Gabriel Masfurroll Lacambra (Chairman)

                                         Juan Pedro Calvo del Molino (Vice
                                         Chairman)

                                         Soledad Jorge Nebot

                                         United Surgical Partners Europe, S.L.
                                         (represented by Juan Ramon Arias
                                         Irigoyen) (Managing Director)

                                         Monica Cintado Scokin

Secretary:                               Gemma Jimenez de las Heras (Secretary
                                         and Legal Counsellor)

                                         Jose Luis Vazquez Travieso (Vice
                                         Secretary)

Accounting reference date:               31 December

Auditors:                                KPMG auditores, S.L.

Capital:                                 E 955,609.25

Shares:                                  31,800

Stake held by the Seller's Group:        95.89%

7.        OBRAS USP MADRID, S.L. (SOCIEDAD UNIPERSONAL)

Mercantile Registry details:             Volume 18,062, Folio 109, Page number
                                         M-312,312

                                         Mercantile Registry of Madrid

Tax identification code:                 B/83417089

Registered office:                       Juan Bravo 39, Madrid, Spain

Date and place of formation:             1 October 2002 - Madrid, Spain

Directors:                               Gemma Angela Jimenez de las Heras

                                         Ricardo Mateos Garcia

                                         Both are joint and several directors

Secretary:                               N/A

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 3,006

Participations:                          600

Stake held by the Seller's Group:        100%

8.        RESONANCIA NUCLEAR MAGNETICA SANTA TERESA, S.L.

Mercantile Registry details:             Volume 920, Folio 77, Page number
                                         C-2,688

                                         Mercantile Registry of La Coruna

Tax identification code:                 B/15329535

Registered office:                       Penarredonda 4, La Coruna, Spain

Date and place of formation:             6 April 1991 - La Coruna, Spain

Directors:                               Gabriel Masfurroll Lacambra (Chairman)

                                         Juan Pedro Calvo del Molino

                                         Soledad Jorge Nebot

                                         United Surgical Partners Europe, S.L.
                                         (represented by Juan Ramon Arias
                                         Irigoyen) (Managing Director)

                                         Monica Cintado Scokin

Secretary:                               Carlos Peman Cubillo (Secretary)

                                         Jose Luis Vazquez Travieso (Vice
                                         Secretary)

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 480,809.68

Participations:                          8,000

Stake held by the Seller's Group:        90.69%

9.        UNITED SURGICAL PARTNERS BARCELONA, S.L.

Mercantile Registry details:             Volume 29,961, Folio 53, Page number
                                         B-144,030

                                         Mercantile Registry of Barcelona

Tax identification code:                 B/61055992

Registered office:                       Avenida Diagonal 652, Building C,
                                         6 degrees 2nd, Barcelona, Spain

Date and place of formation:             14 February 1996 - Barcelona, Spain

Directors:                               Gabriel Masfurroll Lacambra (Chairman)

                                         Donald E. Steen

                                         William H. Wilcox

                                         Juan Pedro Calvo del Molino

                                         Monica Cintado Scokin

                                         Soledad Jorge Nebot

Secretary:                               Gemma Jimenez de las Heras

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 5,241,912

Participations:                          873,652

Stake held by the Seller's Group:        99,99%

10.       UNITED SURGICAL PARTNERS COSTA DEL SOL, S.L.

Mercantile Registry details:             Volume 3,407, Folio 163, Page number
                                         MA-66,143

                                         Mercantile Registry of Malaga

Tax identification code:                 B/83574921

Registered office:                       Avenida Severo Ochoa 22, Marbella,
                                         Malaga, Spain

Date and place of formation:             25 Feburary 2003 - Sevilla, Spain

Directors:                               United Surgical Partners Europe, S.L.
                                         (represented by Soledad Jorge Nebot)

                                         (Managing Director)

                                         Laura Pellise Urquiza (Vice Chairman)

                                         Gabriel Masfurroll Lacambra (Chairman)

                                         Patricia Uson Casger

Secretary:                               Gemma Jimenez de las Heras (Secretary)

                                         Maria Cura Blasi (Vice Secretary)

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 503,006

Participations:                          503,006

Stake held by the Seller's Group:        100%

11. UNITED SURGICAL PARTNERS DEXEUS CENTRO DE SALUD DE LA MUJER, S.L. (SOCIEDAD UNIPERSONAL)

Mercantile Registry details:             Volume 2,024, Folio 143, Page number
                                         MU-43,516

                                         Mercantile Registry of Murcia

Tax identification code:                 B/83650135

Registered office:                       Avenida Juan de Borbon s/n corner with
                                         Abenai, Building "Parque Mediterraneo",
                                         Murcia, Spain

Date and place of formation:             9 May 2003 - Barcelona, Spain

Directors:                               Gabriel Masfurroll Lacambra (Chairman)

                                         Soledad Jorge Nebot (Vice Chairman)

                                         United Surgical Partners Europe, S.L.
                                         (represented by Juan Ramon Arias
                                         Irigoyen) (Managing Director)

                                         Pedro Hernandez Jimenez

Secretary:                               Juan Pedro Calvo del Molino (Secretary)

                                         Gemma Jimenez de las Heras (Vice
                                         Secretary)

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 3,006

Participations:                          3,006

Stake held by the Seller's Group:        100%

12.       UNITED SURGICAL PARTNERS HOSPITAL DE MARBELLA, S.L. (SOCIEDAD
          UNIPERSONAL)

Mercantile Registry details:             Volume 3,407, Folio 175, Page number
                                         MA-66,144

                                         Mercantile Registry of Malaga

Tax identification code:                 B/83574905

Registered office:                       Avenida Severo Ochoa 22, Marbella,
                                         Malaga, Spain

Date and place of formation:             25 February 2003 - Barcelona, Spain

Directors:                               United Surgical Partners Europe, S.L.
                                         (represented by Pedro Ellauri Sanchez)

                                         Gabriel Masfurroll Lacambra (Chairman)

                                         Juan Ramon Arias Irigoyen (Vice
                                         Chairman)

                                         Manuel Lopez Otero

                                         Monica Cintado Scokin

Secretary:                               Juan Pedro Calvo del Molino (Secretary)

                                         Elena Cuadrado Gomez (Vice Secretary)

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 3,006

Participations:                          3,006

Stake held by the Seller's Group:        100%

13.       UNITED SURGICAL PARTNERS MADRID, S.L.

Mercantile Registry details:             Volume 14,763, Section 8, Page number
                                         M-245,184

                                         Mercantile Registry of Madrid

Tax identification code:                 B/82452236

Registered office:                       Juan Bravo 39, Madrid, Spain

Date and place of formation:             24 September 1999 - Madrid, Spain

Directors:                               Gabriel Masfuroll Lacambra (Chairman)

                                         Soledad Jorge Nebot (Vice Chairman)

                                         Monica Cintado Scokin

                                         Juan Ramon Arias Irigoyen

                                         United Surgical Partners Europe, S.L.
                                         (represented by Jose Antonio Arqued
                                         Fernandez) (Managing Director)

Secretary:                               Maria Garcia Rubio de Casas (Secretary)

                                         Carlos Peman Cubillo (Vice Secretary)

Accounting reference date:               31 December

Auditors:                                KPMG Auditores, S.L.

Capital:                                 E 1,777,313

Participations:                          1,777,313

Stake held by the Seller's Group:        93.34%

14.       U.S.P. DERMOESTETICA, S.L.

Mercantile Registry details:             Volume 13,942, Section 8, Page number
                                         M-228,397

                                         Mercantile Registry of Madrid

Tax identification code:                 B/82260829

Registered office:                       Paseo Juan XXIII 40, 2nd Floor, Madrid,
                                         Spain

Date and place of formation:             24 February 1999 - Madrid, Spain

Directors:                               United Surgical Partners Europe,
                                         S.L. (represented by Juan Pedro
                                         Calvo del Molino) (Managing Director)

                                         Soledad Jorge Nebot (Chairman)

                                         Monica Cintado Scokin

                                         Carlos Alberich Herrera

Secretary:                               Angel Ramon Salas Martin (Secretary)

                                         Gemma Jimenez de las Heras (Vice
                                         Secretary)

Accounting reference date:               31 December

Auditors:                                KPMG auditores, S.L.

Capital:                                 E 6.600

Participations:                          1,100

Stake held by the Seller's Group:        100%

15.       USP HOSPITAL SAN CARLOS MURCIA, S.L. (SOCIEDAD UNIPERSONAL)

Mercantile Registry details:             Volume 1,946, Folio 126, Page number
                                         MU-42,798

                                         Mercantile Registry of Murcia

Tax identification code:                 B/82452558

Registered office:                       Avenida Miguel Hernandez 12, Murcia,
                                         Spain

Date and place of formation:             13 October 1999 - Madrid, Spain

Directors:                               Gabriel Masfurroll Lacambra (Chairman)

                                         Soledad Jorge Nebot (Vice Chairman)

                                         United Surgical Partners Europe, S.L.
                                         (represented by Soledad Jorge Nebot)

                                         Juan Ramon Arias Irigoyen

                                         Juan Pedro Calvo del Molino

                                         Monica Cintado Scokin

                                         Pedro Hernandez Jimenez

Secretary:                               Juan Pedro Calvo del Molino (Secretary)

                                         Gemma Jimenez de las Heras (Vice
                                         Secretary)

Accounting reference date:               31 December

Auditors:                                KPMG auditores, S.L.

Capital:                                 E 2,253,006

Participations:                          2.253,006

Stake held by the Seller's Group:        100%

16.       USP INSTITUTO DEXEUS, S.A.

Mercantile Registry details:             Volume 32,446, Folio 107, Page number
                                         B-18459

                                         Mercantile Registry of Barcelona

Tax identification code:                 A/08241572

Registered office:                       Paseo Bonanova 67-69, Barcelona, Spain

Date and place of formation:             16 October 1969 - Barcelona, Spain

Directors:                               Gabriel Masfurroll Lacambra (Chairman)

                                         Juan Ramon Arias Irigoyen

                                         United Surgical Partners Europe, S.L.

                                         (represented by Edurado Serrat Bertran)
                                         (Managing Director)

                                         Jose Maria Villarrubias Guillament

                                         Consultorio Dexeus, S.A. (represented
                                         by Pere N. Barri Raque)

                                         Donald E. Steen

                                         Monica Cintado Scokin

                                         Soledad Jorge Nebot

                                         Joan Sau Giralt

Secretary:                               Juan Pedro Calvo del Molino (Secretary)

                                         Gemma Jimenez de las Heras
                                         (Vice-Secretary)

Accounting reference date:               31 December

Auditors:                                KPMG Auditores, S.L.

Capital:                                 E 3,131,210

Shares:                                  52,100

Stake held by the Seller's Group:        79,06%

17.       USP OFTALMOLOGIA GALICIA, S.L. (SOCIEDAD UNIPERSONAL)

Mercantile Registry details:             Volume 2,776, folio 210, Page number
                                         C-32,131

                                         Mercantile Registry of La Coruna

Tax identification code:                 B/83707901

Registered office:                       Paseo Maritimo 1, La Coruna, Spain

Date and place of formation:             11 July 2003 - Madrid, Spain

Directors:                               Instituto Policlinico Santa Teresa,
                                         S.A. (represented by Soledad Jorge
                                         Nebot) (Managing Director)

                                         Gabriel Masfurroll Lacambra (Chairman)

                                         Juan Ramon Arias Irigoyen (Vice
                                         Chairman)

                                         Nicolas Pombo Liria

Secretary:                               Gemma Jimenez de las Heras (Secretary)

                                         Ana Barrera Lopez (Vice Secretary)

Accounting reference date:               31 December

Auditors:                                N/A

Capital:                                 E 257,103

Participations:                          257,103

Stake held by the Seller's Group:        91.14%

                          PART 2 - ASSOCIATED COMPANIES

1.        CENTRO DE PATOLOGIA CELULAR Y DIAGNOSTICO PRENATAL, S.A.

Mercantile Registry details:             Volume 22,242, Folio 48, Page number
                                         B-35,522

                                         Mercantile Registry of Barcelona

Tax identification code:                 A/58494378

Registered office:                       Londres 6, Entresuelo, Barcelona, Spain

Date and place of formation:             23 December 1987 - Barcelona, Spain

Directors:                               Jose Maria Carrera Macia (Chairman)

                                         Miguel Pardo Gonzalez

                                         Francese de P. Mata Enrich (Managing
                                         Director)

                                         Eduardo Serrat Bertran

                                         Juan Sabater Tobella

Secretary:                               Miguel Pardo Gonzalez

Capital:                                 E 61,422.2

Shares:                                  1,022

Stake held by the Seller's Group:        9.98%

2.        DENSITOMETRIA OSEA COMPUTERIZADA, S.L.

Mercantile Registry details:             Volume 24,094, Folio 65, Page number
                                         B-64,203

                                         Mercantile Registry of Barcelona

Tax identification code:                 B/58471475

Registered office:                       Avenida Diagonal 652, Building c, 6(0),
                                         2nd Floor, Barcelona, Spain

Date and place of formation:             4 December 1987 - Barcelona, Spain

Details of notarial deed of formation:

Directors:                               Consultorio Dexeus, S.A. (represented
                                         by Daniel Martinez Marroquin) (Sole
                                         Director)

Secretary:                               N/A

Capital:                                 E 28,547.50

Participations:                          475

Stake held by the Seller's Group:        26.74%

3.        IMAGENES DIAGNOSTICAS, S.A.

Mercantile Registry details:             Volume 32,446, Folio 148, Page number
                                         B-22,860

                                         Mercantile Registry of Barcelona

Tax identification code:                 A/08627858

Registered office:                       Paseo Bonanova 67, 2nd Floor,
                                         Barcelona, Spain

Date and place of formation:             8 February 1980 - Barcelona, Spain

Directors:                               Consultorio Dexeus, S.A. (represented
                                         by Daniel Martinez Marroquin) (Sole
                                         Director)

Secretary:                               N/A

Capital:                                 E 102,172.06

Shares:                                  1,700

Stake held by the Seller's Group:        13.18%

4.        ESTUDIOS FUNCIONALES, S.A.

Mercantile Registry details:             Volume 33,940, Folio 211, Page number
                                         B-17,465

                                         Mercantile Registry of Barcelona

Tax identification code:                 A/58174392

Registered office:                       Paseo Bonanova 89-91, Barcelona, Spain

Date and place of formation:             19 February 1986 - Barcelona, Spain

Directors:                               Consultorio Dexeus, S.A. (represented
                                         by Daniel Martinez Marroquin) (Sole
                                         Director)

Secretary:                               N/A

Capital:                                 E 75,125

Shares:                                  1,200

Stake held by the Seller's Group:        14.8%

5.        UNIDAD DE RECUPERACION DEL SUELO PELVICO, S.L.

Mercantile Registry details:             Volume 29,104, Folio 86, Page number
                                         B-149,401

                                         Mercantile Registry of Barcelona

Tax identification code:                 B/69907714

Registered office:                       Paseo Bonanova 67, 2 degrees,
                                         Barcelona, Spain

Date and place of formation:             18 July 1995 - Barcelona, Spain

Directors:                               Consultorio Dexeus, S.A. (represented
                                         by Daniel Martinez Marroquin) (Sole
                                         Director)

Secretary:                               N/A

Capital:                                 E 37,863

Participations:                          6,300

Stake held by the Seller's Group:        15%

                                   SCHEDULE 3

                               SELLER'S WARRANTIES

1.    GENERAL

1.1   DUE INCORPORATION AND CAPACITY

      The Seller and the Guarantor are corporations validly existing under the laws of England and Delaware, United State, respectively, with the requisite power and authority to enter into and perform, and have taken all necessary corporate action to authorise the execution and performance of, their obligations under this Agreement.

1.2   VALID OBLIGATIONS

      This Agreement constitutes valid and a binding obligation of the Seller.

1.3   FILINGS AND CONSENTS

      Other than as contemplated by this Agreement, no notices, reports or filings are required to be made by the Seller in connection with the transactions contemplated by this Agreement, nor are any consents, approvals, registrations, authorisations or permits required to be obtained by the Seller in connection with the execution and performance of this Agreement.

1.4   RECITALS

      The particulars relating to the Group Companies and Associated Companies set out in the recitals and the schedules to this Agreement are true and accurate and not misleading.

1.5   INCORPORATION AND CONDUCT OF BUSINESS

      Each Group Company a corporation validly existing under the laws of Spain with full power and authority to conduct its business in the ordinary course, and is not in breach of or fails to meet any material legal requirement that could prevent it to continue its business in the ordinary course, as it has been doing until now.

1.6   OWNERSHIP OF PARTICIPATIONS

      The Class A Participations and the Class B Participations constitute the whole of the capital of the Company.

      There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Participations and there is no agreement or commitment to give or create any of the foregoing, subject to clause 13.

      The Seller is entitled to transfer the ownership of the Participations on the terms set out in this Agreement and subject to clause 13.

1.7   SUBSIDIARIES AND ASSOCIATES

      The Seller is the indirect owner of the Transaction Companies in the percentages set out in the schedule headed "Subsidiaries and Associated Companies".

      Other than as set out in the schedule headed "The Subsidiaries and Associated Companies", no Group Company is the holder of, nor has agreed to acquire, any shares of any other company.

      None of the Group Companies is subject to compulsory dissolution.

1.8   ACCOUNTS

      The 31 December 2003 Accounts and the 30 June 2004 Accounts:

      (a)   have been prepared in accordance with Spanish GAAP;

      (b) have been prepared on a consistent basis utilising the accounting policies of the Company for the preceding financial periods;

      (c) make adequate provision for, or disclose, all liabilities of the Group Companies, whether actual or contingent; such liabilities are adequately recorded and valued in the Accounts, according to Spanish GAAP, consistently applied; and

      (d) all material assets are correctly recorded and valued in the Accounts and appropriate provisions are made for all of them in accordance with the Group Companies accounting policies, valuation criteria and practices and under Spanish GAAP, consistently applied.

      The 31 December 2003 Accounts present the true and fair view ("imagen fiel") of the financial situation of the Group Companies (on a consolidated basis) and each of the Group Companies, their net worth position ("fondos propios") as at 31 December 2003 and the results of their operations for the period then ended;

      The 30 June 2004 Accounts present the true and fair view ("imagen fiel") of the financial situation of the Group Companies, their net worth position ("fondos propios") as at 30 June 2004 and the results of their operations for the period then ended on a consolidated basis.

1.9   POSITION SINCE THE ACCOUNTS DATE

      Since the Accounts Date and up to Completion:

      (a) there has not occurred a material adverse change in the business, operations, assets or liabilities, or in the condition (financial, trading or otherwise) or profits of any of the Group Companies, or any other event or circumstance that may result in such a material adverse change which in any such case is incapable of being remedied or, if capable of being remedied, is not remedied by Completion;

      (b) the business of the Group Companies has been carried on in the ordinary course in all material respects;

      (c) no dividend or other distribution has been declared, paid or made by a Group Company;

      (d) no share or loan capital has been issued or agreed to be issued by a Group Company;

      (e) no disposal of, or agreement to dispose of, any material properties or assets of any Group Company has taken place or been agreed.

1.10  PROPERTIES AND MATERIAL ASSETS

      The Group Companies have sufficient legal title to use (i) the real estate properties in which they carry out their respective businesses and (ii) the movable assets that are material for the carrying out of their respective businesses.

      The properties and material assets of the Group Companies are free from liens, encumbrances, charges and third party rights save as disclosed in the Disclosure Letter.

1.11  EXISTING SUPPLIERS

      So far as the Seller is aware since the Accounts Date, no material supplier of the Group Companies has ceased or has notified the Seller or the Group Companies that it will cease supplying or that it will adversely and substantially alter the terms on which it supplies the Group Companies.

1.12 INTELLECTUAL PROPERTY RIGHTS ("DERECHOS DE PROPIEDAD INTELECTUAL E INDUSTRIAL")

      So far as the Seller is aware, no notice has been received by any Group Company claiming that it infringes any right in confidential information or other intellectual property right of any third party.

      All intellectual property rights used by each Group Company for the purpose of carrying on its business as currently carried on are vested solely and beneficially in or are licensed to a Group Company. In particular, the Company is the holder of all exploitation rights ("derechos de explotacion") over the AHM Software world-wide and for the whole term of their legal protection are owned within the Group Companies or, where this statement could be challenged because of the terms of the transfer deed of the AHM Software from Instituto Dexeus to the Company, the terms of such transfer deed are capable of being clarified or amended so that this Warranty would be true and accurate and not misleading. There are no licences over the AHM Software other than as set out in the Disclosure letter, and the AHM Software is internally maintained by employees of the Company within the scope of their contractual duties and under the instructions given by the Company.

      There is no outstanding infringement or formally notified infringement or, so far as the Seller is aware, the threat of any infringement of any intellectual property rights by a Group Company.

      So far as the Seller is aware, no Group Company has (except in the ordinary course of business, to its professional advisers, as required by law or any regulatory authority or subject to a confidentiality undertaking) disclosed to any person other than the Purchaser (and its professional advisers) any secret or confidential information relating to its business.

      No Group Company trades under any business name other than its corporate name.

1.13  CONTRACTS

      Save as disclosed in the Disclosure Letter, and so far as the Seller is aware, no Group Company is a party to any material contract (or has entered into any understanding or letter of intent for the entering into such contract) which:

      (a)   was entered into otherwise than in the ordinary course of trading;
            or

      (b) is of a long-term nature (that is to say, incapable of performance in accordance with its terms within 12 months after the date on which it was entered into or undertaken); or

      (c) involves the supply of goods the aggregate sales value of which will represent in excess of 10 per cent. of the turnover for the current financial year of the Group; or

      (d) in any way restricts its freedom to carry on the whole or any material part of its business as it does at present; or

      (e) has a change of control provision except as disclosed in the Disclosure Letter.

      So far as the Seller is aware, no Group Company has received notice that it is in default under any agreement, mortgage, charge or pledge which is material to the financial condition of the Group.

      There are no subsisting material contracts to which a Group Company is a party and in which any member of the Seller's Group has a material interest (other than, in the case of the Seller, its interest in the Participations).

      So far as the Seller is aware, no Group Company is nor has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations), other than in respect of an Associated Company.

1.14  INDEBTEDNESS

      So far as the Seller is aware, no Group Company has received any notice to repay any borrowings or indebtedness under any agreements relating to any borrowing (or indebtedness in the nature of borrowing) which are repayable on demand; and no event of default has occurred and is outstanding under any agreement relating to any other borrowing or indebtedness in the nature of borrowing or other credit facility of a Group Company.

      So far as the Seller is aware, the total amount borrowed by each Group Company from its bankers does not exceed its overdraft and other facilities.

      So far as the Seller is aware, and except for intercompany loans to another Group Company, no Group Company has lent any money which is due to be repaid and, as at the date of this Agreement, has not been repaid or owns the benefit of any debt other than debts accrued in the ordinary course of its business.

1.15  LITIGATION

      Except as plaintiff in the collection of debts arising in the ordinary course of business and save as disclosed in the Disclosure Letter, no Group Company is a plaintiff or defendant in or otherwise a party to any material litigation, arbitration or administrative proceedings which are in progress nor, so far as the Seller is aware, have such proceedings been expressly threatened by or against any Group Company or any of its assets.

1.16  INSURANCES

      The Group Companies have taken out insurance coverage that is reasonable and customary for the type of activities they carry out any such insurance coverage is in full force and effect.

1.17  EMPLOYEES

      The Group Companies have complied in all material respects with all their respective labour obligations under the applicable law and in all material respects has paid salaries and remunerations as well as Social Security contributions as the same are due and/or customarily payable, save as disclosed in the Disclosure Letter. In accordance with Spanish GAAP, the Group Companies have established sufficient provision for the payment of all wages and Social Security amounts that have already accrued but which have not been paid and for which the voluntary period for their payment has not yet expired.

      Save as disclosed in the Disclosure Letter, and so far as the Seller is aware, the Group Companies do not have knowledge of any labour dispute or conflicts pending resolution.

      A descriptive chart of the employees of the Group Companies is attached as
      Schedule 16 identifying for each hospital average gross salary, seniority, age, and an indication of the professional standing of the personnel, the type of employment contract and the benefits in terms of cash remuneration, salary and of any other kind, including severance payments on termination of employment contracts and date of effectiveness of their agreements as well as any other relevant condition.] [Management to confirm the scope of this schedule.

2.    TAX WARRANTIES

      The Group Companies and have filed regularly and in due time all the Tax Returns, reports, data and accounting statements it is obliged to file in respect of these for all their Taxes and have paid the Tax due on time. All these documents were accurate, complete and correct when filed in all significant respects. In accordance with Spanish GAAP, the Group Companies have established sufficient provision for the payment of all taxes that have already accrued but which have not been paid and for which the voluntary period for their payment has not yet expired.

      The Group Companies have deducted or withheld from the recipients of payments, including employees, independent professionals, directors, agents, etc., the correct and precise amounts for all the relevant Tax periods in compliance with the applicable tax provisions, and has properly accounted for any Tax in this respect.

      So far as the Seller is aware, and save as disclosed in the Disclosure Letter, there is no Tax inspection of any of the Group Companies in progress or known.

      So far as the Seller is aware, the Group Companies have complied with any obligation to register for the purposes of VAT, goods and services tax, sale tax, business transfer tax, customs duties and similar Taxes.

      The Tax credit ("credito fiscal en cuota") arising from the aggregate available Tax losses of the Group Companies is Euro 5,882,000. The Group Companies keep all accounting documentation and of any other type, its supporting documents, including books and returns, corresponding to all years when they have recorded tax losses, even those that have prescribed.

3.    NO MATERIAL MISSTATEMENT OF INFORMATION

      So far as the Seller is aware, the information disclosed to the Purchaser during the Due Diligence and that is set out in this Agreement and its schedules in relation to the Group Companies is, in all material respects, true and accurate and not misleading and no material changes have occurred or are being negotiated in respect of such information.

      The Seller has no knowledge of any fact or circumstance that could impair the Group Companies to continue to operate in the manner they currently do. By way of exception, in this paragraph the Seller shall only be deemed to have knowledge if the fact or circumstance should have been known by a seller not acting with gross negligence or willful misconduct.

      The Seller has no knowledge of any information, facts or circumstances that could materially affect the Group Companies, their respective net worth ("patrimonios netos") or businesses that are not reflected in this Agreement and its Schedules and that, if they were known by a purchaser acting with the diligence of a prudent businessman ("ordenado comerciante") could make such purchaser not enter into this sale and purchase. All information about the Group Companies which might be relevant to a purchaser have been disclosed to the Purchaser in writing. By way of exception, in this paragraph the Seller shall only be deemed to have knowledge if the fact or circumstance should have been known by a seller not acting with gross negligence or willful misconduct.

      As far as the Seller is aware there is nothing in the Data Room Documents that should have been Disclosed but is not the subject of a specific disclosure in the Disclosure Letter or disclosed in the Vendor's Due Diligence.

                                   SCHEDULE 4

                            LIMITS ON WARRANTY CLAIMS

1.    ACKNOWLEDGEMENT

      The Purchaser acknowledges and agrees that:

      (a) the Warranties are the only representations, warranties or other assurances of any kind given by or on behalf of the Seller or any member of the Seller's Group and on which the Purchaser may rely in entering into this Agreement;

      (b) no other statement, promise or forecast made by or on behalf of the Seller or any member of the Seller's Group may form the basis of, or be pleaded in connection with, any claim by the Purchaser under or in connection with this Agreement; and

      (c) at the time of entering into this Agreement, it is not aware of any matter or thing not Disclosed by the Seller which is inconsistent with the Warranties or constitutes a breach of any of them.

      This paragraph 1 shall be deemed to have been repeated by the Purchaser as at Completion.

2.    EXCLUSIONS

      The Seller shall not be liable in respect of a Warranty Claim to the extent that it relates to any liability or obligation on the part of a Group Company:

      (a) to the extent that the Warranty Claim is attributable to any voluntary act, omission, transaction or arrangement carried out prior to Completion at the request of or with the consent of the Purchaser; or

      (b) for which provision is made, or of which the payment or discharge is reflected, in the Accounts; or

      (c) which would not have arisen but for a change in legislation or a change in the interpretation of legislation on the basis of case law made after Completion (whether relating to Taxation, the rate of Taxation or otherwise) or any amendment to or the withdrawal of any practice previously published by a Taxation Authority, in either case occurring after Completion, whether or not that change, amendment or withdrawal purports to be effective retrospectively in whole or in part; or

      (d) which arises as a result of any change after Completion of the date to which the Company makes up its accounts or in the bases, methods or policies of accounting of the Company other than a change which is reported by the auditors for the time being of the Company to be necessary in their opinion because such bases, methods or policies of accounting as at the date of Completion are not in accordance with any published accounting practice or principle then current; or

      (e) to the extent that the Warranty Claim is attributable to any act or omission of the Purchaser, the Purchaser's Group or any Group Company after Completion outside the ordinary course of the Company's business as it was operated up to Completion; or

      (f) of which the Purchaser has been made aware in the Disclosure Letter or the Vendor's Due Diligence(1) (this is, that has been Disclosed by the Seller); or

      (g) in respect of the information contained the Madrid, Barcelona, La Coruna, Murcia, Malaga, Sevilla and Alava Commercial Registries, and the Sevilla number 8, Barcelona number 8, La Coruna number 2, Madrid number 21, Vitoria number 2 and Marbella number 2 Land Registries as of 21 2004; or

      (h) to the extent that either any Group Company, the Purchaser or any other member of the Purchaser's Group duly obtains the benefit of Relief in an accounting period after Completion for an expenditure, reserve or provision which was recognised in the Accounts; or

      (i) which arises or is increased as a result of the failure or omission of any Group Company to make any valid claim, election, surrender or disclaimer, to give any valid notice or consent or to do any other thing under the provisions of any enactment or regulation relating to Taxation after Completion, the making, giving or doing of which was taken into account in computing the provisions for Taxation in the Accounts; or

      (j) which arises or is increased as a result of any claim, election, surrender or disclaimer made or notice or consent given after Completion by any Group Company or any member of the Purchaser's Group under the provisions of any enactment or regulation relating to Taxation other than any claim, election, surrender, disclaimer, notice or consent assumed to have been made, given or done in computing the amount of any allowance, provision or reserve in the Accounts; or

      (k) to the extent that the matter giving rise to the Warranty Claim is a liability of the Company for Tax arising because the assets of any Group Company are more than, or its liabilities are less than, those taken into account in computing the provision for Tax in the Accounts. This limitation on the Warranty Claim is extended exclusively up to the amount for which the Group Company's assets are more than, or its liabilities are less than, those taken into account in computing the provision for Tax in the Accounts, and only applies when the relevant assets or liabilities were not taken into account in computing the provision due to a mistake (although the Seller has no knowledge of such a circumstance); or

      (l) if any Group Company or the tax consolidation group has not utilised tax losses ("bases imponibles negativas") available to any of them at Completion, to the extent that the additional taxable income of which the Warranty Claim would be based can be offset against such tax losses; or

      (m) which would not have arisen but for a cessation, or any change in the nature or conduct, of any trade carried on by any Group Company at Completion, being a cessation or change occurring after Completion.

      The Purchaser irrevocably waives any right it may have to claim Damages and/or rescission and/or any other remedy available to it or any Group Company in law in respect of any breach by the Seller of any Warranty or this Agreement arising whether in contract or in tort ("responsabilidad extracontractual") unless it establishes gross negligence ("culpa grave") or wilful misconduct ("dolo") on the part of the Seller.

      The Purchaser undertakes not to bring any action against any director of any Group Company who holds or has held such position as at the date of Completion, other than as a result of gross negligence or wilful misconduct.

-----------
(1)

3.    FINANCIAL LIMITS

      The liability of the Seller under or in respect of the Warranties and this Agreement shall be limited as follows:

      (a) there shall be disregarded for all purposes any breach of the Warranties in respect of which the amount of the Damages to which the Purchaser would otherwise be entitled is less than Euro 60,000;

      (b) the Purchaser shall not be entitled to recover any Damages in respect of any breach or breaches of the Warranties or this Agreement except to the extent that the amount of Damages in respect of such breach or breaches exceeds in aggregate the sum of Euro 300,000, in which case the Purchaser shall only be entitled to recover Damages for such excess; and

      (c) the maximum aggregate liability of the Seller in respect of all and any Warranty Claims and all and any claims under this Agreement shall not exceed an amount of seventeen million four hundred and eighty thousand seven hundred and sixty nine (17,480,769) Euro.

4.    TIME LIMITS

      The liability of the Seller in respect of the Warranties shall terminate:

      (a) on the expiry of the legal statute of limitation in respect of those matters set out in section 2 (Tax Warranties), and section 1.17 (Employment) of the schedule headed "Seller's Warranties"; and

      (b) on the expiry of eighteen (18) months since Completion in respect of all other matters contained in that schedule,

      except in respect of any Warranty Claim of which notice is given to the Seller before the relevant date. The liability of the Seller in respect of any Warranty Claim shall in any event terminate if proceedings in respect of it have not been commenced within 12 months of service of notice of that Warranty Claim; proceedings for these purposes means arbitral, judicial or administrative proceedings, ongoing negotiations in respect of a claim or an extra-judicial settlement process provided, however, that this time limit shall not apply to Warranty Claims that are not Third Party Claims or to Third Party Claims that refer to Tax, labour or Social Security matters.

5.    NOTICE OF WARRANTY CLAIMS

      If the Purchaser or any of the Group Companies becomes aware of a matter which is likely to give rise to a Warranty Claim, the Seller shall not be liable in respect of it unless the Purchaser has given notice of the relevant facts to the Seller as soon as reasonably practicable after becoming aware of those facts and in any event within 30 days of becoming aware of those facts.

6.    CONDUCT OF THIRD PARTY CLAIMS

      If a Warranty Claim arises as a result of, or in connection with, a liability or alleged liability to a third party (a Third Party Claim), then:

      (a) the Purchaser shall procure the relevant Group Company to make available to the Seller such persons and all such information as the Seller may reasonably require for assessing, contesting, appealing or compromising the Third Party Claim;

      (b) the Purchaser shall procure the relevant Group Company, to the extent reasonably practicable, to consult with the Seller in relation to the conduct of any appeal, dispute, compromise or defence of the Third Party Claim and not to compromise, admit liabilities in respect of, or settle the Third Party Claim without the Seller's prior written consent; and

      (c) the Purchaser shall, and shall procure that the relevant Group Company shall, keep the Seller informed of the progress of the Third Party Claim.

7.    RECOVERY FROM THIRD PARTIES

      This paragraph applies if:

      (a) the Seller makes a payment (excluding any interest on a late payment) in respect of a Warranty Claim (the Damages Payment); and

      (b) any Group Company or the Purchaser receives any sum which would not have been received but for the circumstance which gave rise to that Warranty Claim (the Third Party Sum); and

      (c) the receipt of the Third Party Sum was not taken into account in calculating the Damages Payment; and

      (d) the aggregate of the Third Party Sum and the Damages Payment exceeds the amount required to compensate the Purchaser in full for the loss or liability which gave rise to the Warranty Claim in question, such excess being the Excess Recovery.

      If this paragraph applies, the Purchaser shall, promptly on receipt of the Third Party Sum by it or the relevant Group Company, repay to the Seller an amount equal to the lower of (i) the Excess Recovery and (ii) the Damages Payment, after deducting (in either case) all costs incurred by the Purchaser or the relevant Group Company in recovering the Third Party Sum and any taxation payable by the Purchaser or any Group Company by virtue of its receipt.

8.    INSURANCE

      Without prejudice to the Purchaser's duty to mitigate any loss in respect of any breach of the Warranties, if in respect of any matter which would otherwise give rise to a breach of the Warranties the Purchaser, the Purchaser's Group or any of the Group Companies is entitled to claim under any policy of insurance (or would have been so entitled had it maintained in force its insurance cover current at Completion), the amount of insurance monies to which that the Purchaser, the Purchaser's Group or any Group Company is or would have been entitled shall reduce pro tanto or extinguish the claim for breach of the Warranties.

9.    RESCISSION

      Subject to satisfaction of the terms for Completion under 5 above, the Purchaser shall not be entitled to rescind or terminate this Agreement after Completion in any circumstances.

                                   SCHEDULE 5

                                    ACCOUNTS

                        PART A - COMPLETION BALANCE SHEET

This schedule describes the procedure for the preparation of the Completion Balance Sheet exclusively for the purposes of clauses 6 and 7 of the Agreement.

1. As soon as reasonably practicable and by no later than ninety (90) calendar days following the date of Completion, the Seller shall be entitled to procure that the Company prepares and delivers to the Seller and the Purchaser a consolidated balance sheet of the Group Companies as of the last day of the month preceding the date of Completion (the Draft Completion Balance Sheet), except in the case that either Party or the Accountant believe that there may be significant differences or variations in some of the items of the Draft Completion Balance Sheet attributable to the month in which Completion takes place, in which case the Draft Completion Balance Sheet shall be prepared as of the date of Completion. The Draft Completion Balance Sheet will be prepared in the form and include the items shown at part B of this schedule and in accordance with the following:

      (a)   The specific policies set out in part C of this schedule;

      (b) To the extent not covered by paragraph (a), the same accounting policies, principles, practices, evaluation rules and procedures, methods and bases adopted by the Company in the preparation of the Accounts; and

      (c) To the extent not covered by paragraphs (a) and (b), Spanish GAAP in force at the Accounts Date, which shall prevail in case of discrepancy with (a) and /or (b) above.

2. Within sixty (60) calendar days of delivery to the Purchaser of the Draft Completion Balance Sheet, the Purchaser and the Seller shall notify the other Party in writing of any item or items it wishes to dispute together with the reasons for such dispute and a list of proposed adjustments. An adjustment may only be proposed if it exceeds fifty thousand (50,000) Euro. If, by the expiry of such 60-day period, no such notice is received by either the Seller or either Party has notified the other Party that there are no items it wishes to dispute, the Draft Completion Balance Sheet shall constitute the Completion Balance Sheet for the purposes of this Agreement.

3. If notice is received by the Seller or the Purchaser under paragraph 1.2 of Part A of this schedule that there are items in dispute, the Seller and the Purchaser shall attempt to agree in writing the item or items disputed them. If such item or items is or are not agreed in writing between the Seller and the Purchaser within twenty-eight (28) calendar days of the delivery to the Purchaser of the Draft Completion Balance Sheet, the item or items in dispute shall be determined by Ernst & Young (the Accountants). Should Ernst & Young refuse to accept their appointment or fail to issue a decision within the prescribed time, the Accountants shall be an independent firm of accountants to be designated on application of any of the Parties to the "Instituto de Auditores y Censores Jurados de Cuentas de Espana" (IACJC), unless the Parties agree otherwise. The following instructions shall be provided to the IACJC in order to appoint the Accountants in accordance with this paragraph:

      (a) it shall not be one of the firms who has advised the Parties in this transaction nor any other which at IACJC's sole discretion may have a conflict of interest with the Seller or the Purchaser; and

      (b)   it shall be an international firm ranking amongst the first eight
            (8) in terms of turnover in Spain in any of the last two years.

4. Should the Accountants designated by the IACJC refuse to accept their appointment or fail to issue a decision within the prescribed time, any of the Parties may submit a new request to the IACJC as provided in this paragraph for the appointment of a new Accountant following, if feasible, the same criteria and disregarding the firms who have either refused to act or failed to reach a decision. If it is not possible for any Accountants to fulfil the aforesaid task within six (6) months from the date on which the relevant Party notified the other of the disputed item, any Party shall be entitled to initiate arbitrations proceedings under clause 20.2 for the final determination of the items in dispute.

5. The Draft Completion Balance Sheet, adjusted to reflect the item or items as agreed between the Seller and the Purchaser in writing in accordance with paragraph 1.3 of Part A of this Schedule or as determined by the Accountants appointed under this schedule, shall constitute the Completion Balance Sheet for the purposes of this Agreement. The date on which the Completion Balance Sheet is finally determined by the Accountants, the Parties or otherwise under this schedule shall be the Determination Date.

6.    The Accountants shall act on the following basis:

      (a) the Accountants shall act as experts and not as arbitrators and their decision shall be final and binding on the Parties;

      (b) the item or items in dispute shall be notified to the Accountants in writing by the Seller and/or the Purchaser within fourteen (14) calendar days of the Accountants' appointment should be after expiry of the term of 1.3 above assuming that E&Y has already accepted appointment;

      (c) their terms of reference shall be to determine the amount of the item or items in dispute (taking into account the provisions of this Agreement relating to the form and content of the Completion Balance Sheet and calculation of Completion Price) within forty-five (45) calendar days of receipt of notice pursuant to paragraph (b) of this paragraph;

      (d) the Accountants shall decide the procedure to be followed in the determination;

      (e) the Seller and the Purchaser shall each provide (and to the extent that they are reasonably able shall procure that their respective accountants and the Purchaser shall procure that the Company provides) the Accountants promptly with all information which they reasonably require and the Accountants shall be entitled (to the extent that they consider it appropriate) to base their opinion on such information and on the accounting and other records of the Company;

      (f) the costs of the determination, including fees and expenses of the Accountants shall be borne equally as between the Seller on the one hand and the Purchaser on the other hand.

7. The Seller and the Purchaser and their respective advisors shall provide each other with all information, assistance and access to books and records of account, documents, files and papers and information stored electronically which they reasonably require for the purposes of Part A of this Schedule. The Purchaser shall and shall procure that the Company and its advisors shall provide the Seller and its advisors with all information, assistance and access to books and records of account, documents, files, papers and information stored electronically which they may reasonably require for the purposes of Part A of this Schedule.

                        PART B - REFERENCE BALANCE SHEET

CONSOLIDATED BALANCE SHEET

                000E                               30.6.2004
-------------------------------------              ---------
Start up costs                                          788
Gross intangible assets (excl.
  goodwill and start-up costs)                       18,972
Net intangible assets                                23,752
Gross tangible assets                               145,563
Net tangible assets                                  82,722
Financial assets                                      6,028
                                                    -------
Fixed assets                                        113,289
Goodwill on consolidation                            21,568
Deferred costs                                       31,600
Uncalled share capital
Inventories                                           2,986
Debtors                                              32,796
     VAT Marbella                                     1,982
Restricted cash on acquisitions                         180
Other restricted cash                                 1,954
Cash and bank                                         1,990
Short term investments                                   26
Prepayments                                             868
                                                    -------
Current assets                                       40,801
                                                    -------
Total assets                                        207,258
                                                    =======
Shareholder' equity                                  49,390
Minority interests                                    4,930
Negative goodwill                                     1,765
Deferred revenue                                      5,863
Provisions for risks                                    829
    Marbella retirement benefits                        184
    Other provisions for riks Financial                 645
Bank debt                                             9,481
Group loans                                          43,684
Lease creditors                                      46,557
Non-financial
Group trade creditors                                   895
Deferred tax                                          7,382
Other long term creditors                             1,945
                                                    -------
Long term liabilities                               109,943
Bank debt                                             5,890
Lease creditors                                       1,992
Trade creditors                                      15,265
Fixed asset suppliers                                 3,222
Creditors for acquisitions                            2,425
Other creditors                                       5,743
Deferred tax                                            750
    Other                                             4,993
                                                    -------
Current liabilities                                  34,537
                                                    -------
Total equity and liabilities                        207,259
                                                    =======

CONSOLIDATED PROFIT & LOSS ACCOUNT

             000E                                          S1 2004
------------------------------                             --------
Patient revenue                                             59,933
Other revenue                                                1,250
Allowances                                                    (111)
                                                           -------
NET REVENUES                                                61,073
Operating expenses                                         (46,861)
                                                           -------
SITE EBITDAR                                                14,211
Operating rents & leases                                    (1,617)
                                                           -------
SITE EBITDA                                                 12,594
Overheads head-offices                                      (1,917)
                                                           -------
EBITDA                                                      10,676
D&A                                                         (5,080)
                                                           -------
EBIT                                                         5,596
Financial result                                            (3,116)
Extraordinary result                                             1
                                                           -------
EBT                                                          2,482
CIT                                                            139
Minority sharehold.                                           (267)
                                                           -------
PROFIT / (LOSS) FOR THE PERIOD                               2,354
                                                           =======

 PART C - SPECIFIC POLICIES FOR THE PREPARATION OF THE COMPLETION BALANCE SHEET

1. Subject to Schedule 6 "Completion Balance Sheet" Part A, clause 1.1, the Completion Balance Sheet shall:

      (a) be prepared as if the period beginning with the opening of business on 1 January 2004 and ending as at the close of the business on the Completion date ("Completion Period") was a financial year of the Group headed by the Company (together with the appropriate apportionment of income and expenditure);

      (b) be prepared on a consolidated basis based on the books and records of each company member of the Group headed by the Company and considering the appropriate consolidation adjustments;

      (c) be prepared on the basis as a going concern for each company members of the Group headed by the Company and excluding any effect of the change of control or ownership of the Company contemplated by this Agreement;

      (d) be prepared following the same classification criteria, as set out in the Reference Balance Sheet included in Part B of this Schedule 6;

      (e) to the extent not covered by the following clause 2. of this Part C, be prepared in accordance with the same accounting principles, policies, treatments, evaluation rules and procedures, methods and bases adopted by the Group headed by the Company in the preparation of the "Accounts" (defined as consolidated audited statutory accounts at 31 December 2003).

2. In the preparation of the Completion Balance Sheet the following specific accounting policies shall be applied:

      (a) The goodwill arisen from acquisitions shall be allocated across the tangible fixed assets following the same methods and original amounts that were applied in the preparation of the Accounts. Goodwill not allocated shall be amortised in a straight-line basis in 20 years.

      (b) Tangible fixed assets shall be valued at cost, which comprises the original cost in the company which purchased the asset, plus legal revaluations in accordance with Spanish laws and the accounting allocation of goodwill (consolidation adjustment) as mentioned in 2.a) above. Tangible fixed assets are depreciated on a straight-line basis over their estimated useful lives, which shall be the same applied by each company member of the Group headed by the Company at 31 December 2003.

      (c) No provision shall be recorded for depreciation or impairment of fixed assets. No write offs of fixed assets shall be recorded.

      (d) The accounting policy in connection with leases, including the classification criterion between capital leases and operating leases and the calculation of the Deferred expenses shall follow the same criteria and original amounts adopted in the preparation of the Accounts.

      (e) Debtor and creditor balances in foreign currency shall be valued at official rates at the Completion date. Unrealised losses arising shall be charged directly to the profit and loss account whereas unrealised gains shall be credited to deferred revenue on the balance sheet.

      (f) Retirement benefits in accordance with collective wage agreements in certain centres shall be provided for in the Completion Balance Sheet, following the same criterion and basis of estimate as those used at the Accounts date.

      (g) Bad debt provisions and Inventory values shall be calculated following the same policies and basis of estimate as those used by each company member of the Group headed by the Company at the Accounts date.

      (h) Subject to any other sub-paragraphs of this clause 2, where a provision for risks was made in the 2003 audited consolidated statutory accounts in relation to any matter o series of matters, no increase in that provision shall be made.

      (i) No provision shall be recorded in respect of or relating to the following:

            (i) transfer taxes levied in connection with San Camilo shares purchase;

            (ii)  any other tax, legal or labour exposures;

            (iii) any reorganisation, redundancy, dismissal or closure;

            (iv)  Group acquisition and/or financing restructuring costs;

            (v) post balance sheet events occurring after the delivery of the draft Completion Balance Sheet.

      (j) The corporate income tax for the Completion period shall be calculated as though the Completion date was the last day of the current accounting period and following the same policies and treatments used at the Accounts date.

      (k) No tax credit in connection with prior years' tax carry forward losses shall be recorded.

      In this Schedule, where the word "provision" is used in the context of the Completion Balance Sheet, that shall be deemed to include any other accrual, charge, write-off or adjustment which would have an equivalent effect on the value of the assets and liabilities.

                            PART D - COMPLETION PRICE

      For the purposes of clause 7, the Completion Price shall be calculated on the Determination Date in accordance with the terms of this schedule.

      The Completion Price will be calculated in accordance with the following formula:

              COMPLETION PRICE = P + 97% [-NDA + WCA + CEA + OALA]

      Where:

            P:     the Price, as set out in clause 6.1;

            NDA:   the Net Debt Adjustment;

            WCA:   the Working Capital Adjustment;

            CEA:   the Capital Expenditure Adjustment; and

            OALA:  the Other Assets and Liabilities Adjustment

      For the purposes of the above formula, the following definitions will be used:

OPENING NET DEBT

It means Euro seventy eight five hundred and eighty (78,580) thousand, being the net debt at 30 June 2004 as per the Reference Balance Sheet, including the Items detailed in the Balance Sheet Items for the Completion Price Adjustment in Part E of this schedule:

-     Bank debt, short term and long term; plus

-     Short term and long term lease finance creditors, minus

-     Deferred expenses (interest) on leases; plus

-     Short term and long term debt with Group Companies; plus

-     Short term and long term debt with fixed assets suppliers; plus

- Short term and long term debt in connection with acquisitions of companies; minus

-     Restricted cash on acquisitions (under "Fixed-term deposits"); minus

- Other restricted cash on acquisitions (under "Short-term guarantee deposits"); plus

-     Provisions for retirement benefits; minus

-     Cash and banks (excluding restricted cash previously considered); minus

- Short-term financial investments (excluding restricted investments previously considered).

CLOSING NET DEBT

It means the net debt at the date of Completion as per the Completion Balance Sheet, including the items consistent with the Balance Sheet Items for the Completion Price Adjustment in Part E of this schedule:

-     Bank debt, short term and long term; plus

-     Short term and long term lease finance creditors, minus

-     Deferred expenses (interest) on leases; plus

-     Short term and long term debt with Group Companies; plus

-     Short term and long term debt with fixed assets suppliers; plus

- Short term and long term debt in connection with acquisitions of companies; minus

-     Restricted cash on acquisitions (under "Fixed-term deposits"); minus

- Other restricted cash on acquisitions (under "Short-term guarantee deposits"); plus

-     Provisions for retirement benefits; minus

-     Cash and banks (excluding restricted cash previously considered); minus

- Short-term financial investments (excluding restricted investments previously considered)).

NET DEBT ADJUSTMENT (NDA)

It means the amount by which Closing Net Debt is greater than Opening Net Debt (in which case such amount shall be expressed as a positive amount) or by which Closing Net Debt is lower than Opening Net Debt (in which case such amount shall be expressed as a negative amount).

OPENING WORKING CAPITAL (NET OF PROVISIONS)

It means Euro sixteen thousand three hundred and ninety two (16,392) thousand, being the working capital at 30 June 2004 as per the Reference Balance Sheet, including the Items detailed in the Balance Sheet Items for the Completion Price Adjustment in Part E of this schedule:

-     Inventories ("Stocks"); plus

-     Debtors; plus

-     Prepayments; minus

-     Trade creditors; minus

- Other short-term creditors (excluding deferred tax and all the other items previously included as part of the net debt)

CLOSING WORKING CAPITAL

It means the working capital at the date of Completion, as per the Completion Balance Sheet, including the items consistent with Balance Sheet Items for the Completion Price Adjustment in Part E of this schedule:

-     Inventories ("Stocks"); plus

-     Debtors; plus

-     Prepayments; minus

-     Trade creditors; minus

- Other short-term creditors (excluding deferred tax and excluding all the other items previously included as part of the net debt)

WORKING CAPITAL ADJUSTMENT (WCA)

It means the amount by which Closing Working Capital is greater than Opening Working Capital (in which case such amount shall be expressed as a positive amount) or by which Closing Working Capital is lower than Opening Working Capital (in which case such amount shall be expressed as a negative amount).

OPENING GROSS TANGIBLE AND INTANGIBLE ASSETS

It means Euro one hundred sixty four thousand and five hundred and thirty five (164,535) thousand, being the gross tangible assets and gross intangible assets (excluding goodwill, goodwill on consolidation and start up costs) at 30 June 2004 as per the Reference Balance Sheet, including the Items detailed in Balance Sheet Items for the Completion Price Adjustment in Part E of this schedule:

-     Gross tangible assets (before accumulated depreciation and provisions);
      plus

- Gross intangible assets, excluding goodwill and start up costs (before accumulated amortisation and provisions).

CLOSING GROSS TANGIBLE AND INTANGIBLE ASSETS

It means the gross tangible assets and gross intangible assets (excluding goodwill, goodwill on consolidation and start up costs) at the date of Completion as per the Completion Balance Sheet, including the items consistent with Balance Sheet Items for the Completion Price Adjustment in Part E of this schedule:

-     Gross tangible assets (before accumulated depreciation and provisions);
      plus

- Gross intangible assets, excluding goodwill and start up costs,(before accumulated amortisation and provisions).

CAPITAL EXPENDITURE ADJUSTMENT (CEA)

It means the amount by which Closing Gross Tangible and Intangible Assets is greater than Opening Gross Tangible and Intangible Assets (in which case such amount shall be expressed as a positive amount) or by which Gross Tangible and Intangible Assets is lower than Opening Gross Tangible and Intangible Assets (in which case such amount shall be expressed as a negative amount).

OPENING OTHER ASSETS AND LIABILITIES

It means the amounts in Euro four thousand and eighty three (4,083) thousand at 30 June 2004 resulting from the following formula as per the Reference Balance Sheet, and including the following Items as detailed in Balance Sheet Items for the Completion Price Adjustment in Part E of this schedule, of the following:

-     Long-term financial assets; minus

- Other long-term creditors, (excluding deferred tax and all the other items previously included as part of the net debt)

CLOSING OTHER ASSETS AND LIABILITIES

It means the amounts resulting from the following formula at the date of Completion as per the Completion Sheet and including the Items consistent with Balance Sheet Items for the Completion Price Adjustment in Part E of this schedule:

-     Long-term financial assets; minus

- Other long-term creditors, (excluding deferred tax and all the other items previously included as part of the net debt)

OTHER ASSETS AND LIABILITIES ADJUSTMENT (OALA)

It means the amount by which "Closing Other Assets and Liabilities" is greater than "Opening Other Assets and Liabilities" (in which case such amount shall be expressed as a positive amount) or by which "Closing other Assets and Liabilities" is lower than "Opening Other Assets and Liabilities" (in which case such amount shall be expressed as a negative amount).

          PART E - BALANCE SHEET ITEMS FOR COMPLETION PRICE ADJUSTMENT

                                   SCHEDULE 6
                                     PART E
               BALANCE SHEET ITEMS FOR COMPLETION PRICE ADJUSTMENT

                   (E'000)                                   AS OF 30/6/04
----------------------------------------------               -------------
TOTAL NET DEBT:                                                  78,580
                                                                -------
TOTAL DEBT                                                       80,596
                                                                -------
defined as:

BANK DEBT
         Long Term                                                9,481
         Short Term                                               5,890
                                                                 ------
         TOTAL                                                   15,371

LEASE CREDITORS
         Long Term                                               46,557
         Short Term                                               1,992
         Deferred Expenses                                      (31,600)
                                                                 ------
         TOTAL                                                   16,949

AMOUNTS DUE TO GROUP COMPANIES
         Group loans                                             43,684
         Group trade creditors                                      895
                                                                 ------
         TOTAL                                                   44,579

FIXED ASSETS SUPPLIERS                                            3,222

CREDITORS FOR AQUISITIONS - NET
         Creditors for acquisitions                               2,425
         Restricted cash on acquisitions                           (180)
         Other restricted cash                                   (1,954)
                                                                  -----
         TOTAL                                                      291

PROVISION FOR PENSIONS AND SIMILAR COMMITMENTS                      184
                                                                -------
TOTAL CASH:                                                       2,016
                                                                -------
defined as:

CASH AND SHORT TERM INVESTMENTS
         Cash and banks (excl. Restricted cash)                   1,990
         Short term investments                                      26
                                                                -------
         TOTAL                                                    2,016
                                                                -------
NET WORKING CAPITAL:                                             16,392
                                                                -------
defined as:

CURRENT ASSETS
         Inventories                                              2,986
         Debtors                                                 32,796
         Prepayments                                                868
                                                                 ------
         TOTAL                                                   36,650
less:

CURRENT LIABILITIES
         Trade creditors                                         15,265
         Other creditors (excluding deferred tax)                 4,993
                                                                -------
         TOTAL                                                   20,258
                                                                -------
GROSS TANGIBLE AND INTANGIBLE ASSETS                            164,535
                                                                -------
defined as:

Gross tangible assets                                           145,563
Gross intangible assets (excl. goodwill and start-up costs)      18,972
                                                                -------
OTHER ASSETS AND LIABILITIES                                      4,083
                                                                -------
defined as:

Long term financial assets                                        6,028
Other long term creditors                                        (1,945)

                                   SCHEDULE 6

                              PURCHASER WARRANTIES

1.    CAPACITY

      The Investment Group (and, when appropriate, the Purchaser) has obtained all necessary corporate and other consents and approvals in relation to the performance of this Agreement and, accordingly, has full power to enter into and perform this Agreement which constitutes binding obligations on the Investment Group (and, when appropriate, the Purchaser) in accordance with its terms.

2.    FUNDING

      The Purchaser shall at the relevant time have immediately available on an unconditional basis (subject only to Completion) the necessary cash resources to meet its obligations under this Agreement.

3.    CONSENT

      No governmental regulatory or other consent is required to enable the Purchaser to fulfil its obligations under this Agreement.

4.    FEES AND COMMISSIONS

      The Purchaser has not entered into any contract or other arrangement or understanding with any person or entity that may result in the obligation of the any member of the Seller's Group to pay any fees or commissions to any broker or finder as a result of this Agreement or the Completion of the Transaction.

5.    BREACHES OF OTHER AGREEMENTS

      The execution of and performance of the terms of this Agreement by the Purchaser will not give rise to a breach of any other agreement between the Purchaser and any third party.

                                   SCHEDULE 7

                                 PRE-COMPLETION

1.    ACCESS

      Pending Completion, the Seller shall:

      (a) procure that the Purchaser, its agents and representatives are given reasonable access to the properties and to the books and records of the Group Companies during normal business hours on any Business Day and on reasonable notice to the Seller; and

      (b) provide such information regarding the businesses and affairs of the Group Companies as the Purchaser may reasonably require.

      (c) Cancel all Outstanding Security on the date of Completion BUT prior to the excution of the Transaction.

2.    CONDUCT OF BUSINESS

      The Seller hereby undertakes to the Purchaser that in the period prior to
      Completion:

      (a) the businesses of the Group Companies will be carried on as a going concern in the normal course;

      (b) no physical assets of the Group Companies shall be removed from any of its properties or disposed of save in the ordinary course of normal day to day trading and market conditions;

      (c) it will use its best endeavours to maintain the trade and trade connections of the Group Companies;

      (d) it will procure that all debts which the Group Companies incurs in the normal course of the business will be settled by the Group Companies within the applicable periods of credit (where such periods expire prior to Completion);

      (e) it shall promptly give to the Purchaser full details of any actual or potential material changes known to the Seller in the business, financial position and/or assets of the Group Companies;

      (f) the Group Companies shall maintain in force policies of insurance with limits of indemnity at least equal to, and otherwise on terms no less favourable than, those policies of insurance currently maintained by the Group Companies;

      (g) the Group Companies will properly record and/or account for all events, actions and transactions affecting or carried out by the Group Companies, in accordance with Spanish GAAP and with accounting policies and valuation criteria consistently applied by the Group Companies;

      (h) the Group Companies shall not, otherwise than in the ordinary course of business:

            (i) enter into, modify or agree to terminate any material contract (other than in the ordinary course of business);

            (ii) alter, or agree to alter, the terms and conditions of employment (including benefits) of any of its employees or workers, nor dismiss any of its employees or workers and the Seller shall not directly or indirectly induce or endeavour to induce any of such employees or workers to terminate their employment prior to Completion:

            (iii) dispose of any material assets used or required for the operation of the business or enter into any other transaction otherwise than in the ordinary course of business;

            (iv) create any encumbrance over any of its assets or its undertaking nor, otherwise than in the ordinary course of the business, give any guarantees or indemnities in respect of any third party (provided that any such encumbrances or guarantees must be cancelled by Completion pursuant to clause 13);

            (v) institute, settle or agree to settle any material legal proceedings relating to the business, save for debt collection in the ordinary course of business;

      provided that the Seller and the Company shall be entitled to do any of the things specified in this clause with the prior written consent of the Purchaser, not to be unreasonably withheld. The Purchaser will be deemed to be unreasonably withholding consent if not carrying out any of the activities in this subclause will damage the business of the Company.

3.    COOPERATION

      During the period between the Signing Date and Completion, both the Seller and the Purchaser shall cooperate with the Purchaser to reach an expeditious and practical completion of the Transaction.

      In this respect, and if the Purchaser would so request, the Seller shall take the adequate steps to procure the change of the corporate year ("ejercicio social") of all the Group Companies that Purchaser indicates, before Completion. The Purchaser will provide administrative support to the Seller for this purpose.

      The Seller shall also facilitate the identification of assets of the Group Companies and the status of the process of cancellation of guarantees.

      The Seller shall also take on the Signing Date the necessary measures for the following to be achieved by Completion:

      (a) regularisation of any deficiencies in compliance with Foreign Investments regulations;

      (b) legalisation and updating of all corporate books of the Companies (including, in particular, the Registry Books of Shares and the Registry Book of Participations);

      (c) deposit of the annual accounts of the Group Companies that should have been deposited but have not yet been deposited with the Commercial Registry.

      (d) restoration of the net worth of the Group Companies that are under a dissolution cause ("causa de disolucion").

      (e) formalisation of any legal documents as may be necessary to clarify that the Company is the holder of all exploitation rights ("derechos de explotacion") over the AHM Software world-wide and for the whole term of their legal protection.

4.    STOCK OF UNITED SURGICAL PARTNERS INTERNATIONAL INC.

      The Purchaser undertakes that in the period prior to Completion it shall not and shall procure that the members of the Purchaser's Group and its and their respective agents, employees and advisers having actual knowledge of the matters which are the subject of this Agreement shall not deal in any manner or enter into any trade or any agreement concerning or relating to the stock of United Surgical Partners International Inc.

                                   SCHEDULE 8

                                   COMPLETION

1.    AT COMPLETION:

1.1 On the date of Completion (but prior to the execution of the Transaction) the Seller shall execute a notarial deed cancelling all security associated with the Seller's Group Credit Facility and will at that time also deliver to the Purchaser a letter from the Seller's Group Credit Facility's Agent releasing the Seller and the Group Companies from any obligation or liability in connection with the Seller's Group Credit Facility, without prejudice and subject to clause 13.

1.2 The Seller shall procure (or shall have procured) the release by the relevant secured parties of any existing pledge, lien and charge over the Participations, and the shares and quotas of the Subsidiaries and of the security over the assets of the Group Companies;

1.3 The Seller shall procure that the Company, its Subsidiaries and the Management Members repay in cleared funds all debt together with interest owed at Completion to any other company in the Seller's Group;

1.4 The Parties shall appear before the Notary and execute the Notarial Transfer Deed and the Disclosure Letter;

1.5   Upon execution of the Notarial Transfer Deed, the Seller shall produce:

      (a) sufficient powers of attorney required for the execution and completion of the Agreement in a public deed; and

      (b) the public deeds ("polizas or escrituras") which evidence the Seller's title to the Participations in order for the notary public to record the transfer of the Participations in those public deeds.

1.6   Upon execution of the Notarial Transfer Deed, the Purchaser shall:

      (a) produce sufficient powers of attorney required for the execution and completion of the Agreement in a public deed; and

      (b) pay the Price to the Seller by way of banking cheques or bank transfer to the account designated by the Seller procuring that the value date of such payment is, if possible, the date of Completion.

1.7 The Seller shall deliver to the Purchaser or its representatives such evidence as is reasonably necessary to demonstrate:

      (a) such waivers or consents as may be necessary to enable the Purchaser to become the owner of all the Participations;

      (b)   the resignations of all the directors of the Company;

      (c) evidence of the cancellation of existing inter-company agreements between the Company and the Seller's Group.

1.8   The Seller shall deliver to the Purchaser or its representatives:

      (a) the updated registry books of members or shareholders ("Libro Registro de Socios o de Acciones Nominativas") of the Group Companies.

1.9 The Seller shall deliver to the Purchaser any letters of resignation of directors of the Group Companies who are employees in the Seller's Group as required pursuant to the foregoing. The Purchaser undertakes to procure acceptance by the Group Companies of these resignations and their approval of the management carried out by such directors up to Completion.

1.10 The Parties shall sign and submit duly completed forms (D1A and D1B) to declare the Transaction to the Ministry of Economy's registry of foreign investments.

1.11 The Parties shall give effect to the provisions of clause 10 of this Agreement.

1.12 The Seller shall provide a certificate signed by the secretary of the Board of the Company, with the approval of its Chairman, stating that all corporate and contractual requirements for the transfer of the Participations have been complied with.

                                   SCHEDULE 9

                    AGREED FORM OF NOTARIAL DEED OF TRANSFER

                          [To be agreed by Completion]

                               DATA ROOM DOCUMENTS

                                 INTERPRETATION

1.    In this Agreement:

      "3-MONTH EURIBOR" in relation to any amount on any day, means:

      (a) the rate per annum calculated and (rounded upwards to five decimal places) published or reported on Telerate page 248 (or such other screen or page as may replace that screen or page on that service) or about 12.00 p.m. on the second Business Day before such day as being the interest rate per annum offered in the European inter-bank market for deposits in Euro in an amount comparable with such amount for a three month period; or

      (b) if the service in (i) above is not available, the rate per annum determined by the Party to whom monies are owed to be equal to the arithmetic mean (rounded upwards to five decimal places) of the rates (as notified to such Party) at which each of three leading banks in the Madrid market were offering deposits in Euro in an amount comparable with the relevant amount for a three month period at or about 12.00 p.m. on the second Business Day before such day;

      "ACCOUNTANTS" has the meaning given to it in section 1.4 of the schedule headed "Completion Balance Sheet", Part A.

      "ACCOUNTS" means:

      (a) the Group Companies' audited statutory individual accounts (including the balance sheet, the profit and loss account, the annual report ("memoria") and the management report ("informe de gestion")) as at 31 December 2003, the Company's audited statutory consolidated accounts (including the balance sheet, the profit and loss account, the annual report ("memoria") and the management report ("informe de gestion")) as at 31 December 2003 (the 31 December 2003 Audited Individual and Consolidated Accounts) and

      (b) the Company's consolidated accounts (including the balance sheet and the profit and loss account) as at 30 June 2004 (the 30 June 2004 Accounts).

      "ACCOUNTS DATE" means 31 December 2003 in relation to the 31 December 2003 Audited Individual and Consolidated Accounts, and 30 June 2004 in relation to the 30 June 2004 Accounts.

      "ADVANCED PAYMENT" has the meaning given to it in subclause 6.2(a).

      "AGENT" means Suntrust Bank.

      "AGREEMENT" means this document and all the schedules and annexes referred to in it.

      "ASSOCIATED COMPANIES" means a company in which the Company has a direct or indirect participating interest and which is not a Subsidiary, basis information concerning each such company being set out in part B of the schedule headed "Subsidiaries and Associated Companies".

      "BALANCE SHEET" Items for the Completion Price Adjustment has the meaning given in Part E of the Schedule headed "Completion Balance Sheet".

      "BUSINESS DAY" means a day (other than Saturday or Sunday) on which banks are generally open in Madrid for normal business.

      "CAPITAL EXPENDITURE ADJUSTMENT" or "CEA" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "CLASS A PARTICIPATIONS" has the meaning given to it in the Recital A.

      "CLASS B PARTICIPATIONS" has the meaning given to it in the Recital A.

      "CLOSING GROSS TANGIBLE AND INTANGIBLE ASSETS" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "CLOSING NET DEBT" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "CLOSING OTHER ASSETS AND LIABILITIES" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "CLOSING WORKING CAPITAL" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "COMPANY" has the meaning given to it in the Recital A.

      "COMPLETION" means the day when the Transaction is completed and the ownership and risk over the Participations is transferred to the Purchaser, subject to clause 9 and the schedule headed "Completion".

      "COMPLETION ADJUSTMENT" has the meaning given to it in clause 7.2.

      "COMPLETION BALANCE SHEET" has the meaning given to it in schedule headed "Completion Balance Sheet".

      "COMPLETION PRICE" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "DAMAGES" means any damages limited to direct loss and loss of profit ("dano emergente y lucro cesante"), attributable to a Breach of Warranties under a valid Warranty Claim and suffered by any Group Company including any amount by which the net worth ("patrimonio") of any Group Company or the Group is lower than that reflected in the corresponding Accounts.

      Damages will have to be duly evidenced ("debidamente probados"), and will be payable by the Seller:

      (a)   when the Damages are accepted by the Seller or

      (b) when the Damages arise from a Warranty Claim that is not a Third Party Claim and disagreement exists between the Parties, when the Damages are confirmed in an arbitration award according to clause 19; or

      (c) when the Damages arise from a Third Party Claim, (a) when a court or arbitral resolution is issued against the relevant Group Company or Associated Company or (b) when the matter is settled by the relevant Group Company or Associated Company, and

      (d) when the Damages arise from a Third Party Claim related to Tax, or any labour or other administrative matter, at the time when the relevant Group Company or Associated Company is obliged to make a payment in relation to such Third Party Claim.

      Any Damages shall be calculated pro rata to the direct or indirect participation of the Purchaser in the Transaction Company in respect of which there has been a breach of the Warranties, except when they refer to any of the Group Companies, in which case the

      Damages to be compensated shall be the whole Damages suffered by the Purchaser or the relevant Group Company.

      "DAMAGES PAYMENT" has the meaning given in section 9 of the schedule headed "Limits on Warranty Claims".

      "DATA ROOM DOCUMENTS" means the documents listed in the Schedule headed "data room documents".

      "DATA ROOM" has the meaning given in Recital (E).

      "DETERMINATION DATE" has the meaning given to it in the schedule headed "Completion Balance Sheet".

      "DISCLOSURE LETTER" means the letter of the same date as the date of this Agreement and as updated on Completion from the Seller to the Purchaser as further described in paragraph 3 of the schedule headed "Seller's Warranties" provided, however, that no Disclosure shall be deemed to be made on Completion with regards to matters having occurred prior to the Signing Date or known to the Seller prior to the Signing Date.

      "DRAFT COMPLETION BALANCE SHEET" has the meaning given to it in section
      1.1 of the schedule headed "Completion Balance Sheet" Part A.

      "DUE DILIGENCE" has the meaning given to it in Recital D.

      "EXCESS RECOVERY" has the meaning given in section 9 of the schedule headed "Limits on Warranty Claims".

      "FACILITIES" means the financing package provided in relation to the Transaction.

      "GROUP COMPANIES" means the Company and the Subsidiaries.

      "INVESTMENT GROUP" means Jenebe International S.a.r.l., Delphirica Investments S.a.r.l., Alosem Sociedad Civil, Tesalia Sociedad Civil, Capital Stock S.C.R., S.A., or any company belonging to their respective groups, as defined in Section 42 of the Commercial Code and Section 4 of the Law on Securities Market ("Ley del Mercado de Valores").

      "ITEMS" are the items mentioned in the Balance Sheet Items for the Completion Price Adjustment in the Schedule headed "Completion Balance Sheet" Part B.

      "MANAGEMENT MEMBERS" has the meaning given to it in the schedule headed "The Company".

      "MANDATED ARRANGER" means ING Bank NV, London Branch.

      "MATERIAL ADVERSE CHANGE" means any event or circumstance (or any combination thereof), which in the reasonable opinion of the Mandated Arranger has materially adversely affected or could materially adversely affect, during the period from the Signing Date to the Completion: (i) the business, condition (financial or otherwise), operations, performance, assets and rights of the Group Companies taken as a whole; (ii) the performance, by the Group Companies taken as a whole, of their relevant obligations to third parties, or (iii) the international or the syndicated loan market in Spain when the relevant event or circumstance is due to an exceptional cause of notorious magnitude which could materially prejudice syndication of the Facilities.

      "NEGATIVE PRICE ADJUSTMENT" has the meaning given to it in clause 7.2.

      "NET DEBT ADJUSTMENT" or "NDA" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "NOTARIAL DEED OF TRANSFER" means the notarial deed to be executed on Completion to raise to public document status this Agreement and the Disclosure Letter in order to complete the Transaction, such notarial deed to be substantially in the form of the schedule headed "Agreed Form of Notarial Deed of Transfer".

      "NOTARY" means the notary public of Madrid to be designated by the Buyer.

      "OPENING GROSS TANGIBLE AND INTANGIBLE ASSETS" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "OPENING NET DEBT" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "OPENING OTHER ASSETS AND LIABILITIES" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "OPENING WORKING CAPITAL" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "OTHER ASSETS AND LIABILITIES ADJUSTMENT" or "OALA" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

      "PARTICIPATIONS" has the meaning given to it in the Recital A.

      "PARTIES" means the Seller and the Purchaser.

      "PARTY" means either the Seller or the Purchaser as appropriate.

      "PAYMENT AT COMPLETION" has the meaning given to it in clause 6.2(a).

      "POSITIVE PRICE ADJUSTMENT" has the meaning given to it in clause 7.1.

      "PRICE" has the meaning given to it in clause 6.

      "PURCHASER" has the meaning given to it on page one of the Agreement.

      "PURCHASER'S GROUP" means the Purchaser and any company within its group, as defined in Section 42 of the Commercial Code and Section 4 of the Law on Securities Market ("Ley del Mercado de Valores").

      "REFERENCE BALANCE SHEET" means the consolidated balance sheet of the Company at 30 June 2004, copy of which is attached in the Schedule headed "Reference Balance Sheet", Part B, including the Items detailed in the Balance Sheet Items for the Completion Price Adjustment in Part E of the same Schedule.

      "RELIEF" means any loss, relief, allowance, set-off, deduction, right to repayment or credit or other relief of a similar nature, granted by or available in relation to Tax pursuant to any legislation or otherwise.

      "SELLER" has the meaning given to it on page one of the Agreement.

      "SELLER'S GROUP CREDIT FACILITY" means the Second Amended and Restated Credit Agreement, a credit agreement as finally amended on 7 November 2002 by means of which USP Domestic Holdings, Inc and the Seller (the debtors) were granted by different financial entities (being Suntrust Bank the agent for all of them) revolving loans, letter of credit and swing line loans up to USD 115,000,000 with maturity date as of 7 November 2005 .

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      "SELLER'S GROUP CREDIT FACILITY" means the Second Amendment to the Second
      Amended and Restated Credit Agreement, a credit agreement as finally amended on 1 August 2003 by means of which USP Domestic Holdings, Inc and the Seller (the debtors) were granted by different financial entities (being Suntrust Bank the administrative agent for all of them) revolving loans, letter of credit and swing line loans up to USD 125,000,000 with maturity date as of 7 November 2005.

      "SELLER'S GROUP" means the group of companies to which the Seller belongs, as defined in section 42 of the Commercial Code.

      "SELLER'S LAWYERS" means Allen & Overy, Madrid of Pedro de Valdivia 10, 28006 Madrid, Spain.

      "SIGNING DATE" means the date of this Agreement first mentioned on page one of this Agreement.

      "SPANISH GAAP" means generally accepted accounting principles and practices in Spain.

      "SUBSIDIARY" means a subsidiary of the Company for the purposes of article 42 of the Spanish Commercial Code ("Codigo de Comercio"), basis information concerning each subsidiary of the Company being set out in part A of the schedule headed "Subsidiaries and Associated Companies".

      "SUPPLEMENTARY REPORT" means the supplementary legal due diligence report prepared by Allen & Overy entitled "Project Saturn - Legal Due Diligence Report- Supplementary Appendix" dated 22 July 2004.

      "TAX RETURN" means any return, computation, assessment, report, document, form, declaration, claim for refund, information report or return, statement, supplementary or supporting schedules or other information or correspondence filed with any Taxation Authority with respect to Taxes.

      "TAX, TAXES OR TAXATION" means all forms of taxation whether direct or indirect and whether levied by reference to income, profits or gross receipts, gains, net wealth, asset values, turnover, added value, sales, goods and services, use, real or personal property, capital stock, license, branch or other reference and statutory, governmental, state, provincial, local or municipal impositions, duties, fees, imposts, contributions, rates and levies, whenever and wherever imposed and all deductions or withholdings for or on account of Tax from payments required by law to be made by the Company all penalties, fines, assessments, additions, charges, costs and interest relating thereto and shall include taxes treated as, or deemed to be, payable and taxes on deemed profits, income and gains.

      "TAXATION AUTHORITY" means any taxing or other authority competent to impose, administer, audit or collect any Taxes.

      "THIRD PARTY CLAIM" has the meaning given in section 7 of the schedule headed "Limits on Warranty Claims".

      "THIRD PARTY SUM" has the meaning given in section 9 of the schedule headed "Limits on Warranty Claims".

      "TRANSACTION COMPANIES" means the Group Companies and the Associated Companies.

      "TRANSACTION" has the meaning given to it in clause 4.1.

      "VENDOR'S FINANCIAL DUE DILIGENCE REPORT" means the Seller's due diligence report prepared by Ernst & Young dated 28 June 2004.

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      "VENDOR'S LEGAL DUE DILIGENCE REPORT" means the legal due diligence report prepared by Allen & Overy entitled "Project Saturn - Legal Due Diligence Report" and dated 1 July 2004.

      "WARRANTIES" means the warranties on the part of the Seller contained in clause 11 and the schedule headed "Seller's Warranties".

      "WARRANTY CLAIM" means a claim by the Purchaser for Damages due to any breach or alleged breach of any of the Warranties.

      "WORKING CAPITAL ADJUSTMENT" or "WCA" has the meaning given to it in the Schedule headed "Completion Balance Sheet", Part D.

2. In this Agreement any reference, express or implied, to an enactment (which includes any legislation in any jurisdiction) includes references to:

      (a) that enactment as amended, extended or applied by or under any other enactment before or after the date of this Agreement;

      (b) any enactment which that enactment re-enacts (with or without modification); and

      (c) any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph
            (a) above, or under any enactment referred to in paragraph (b) above,

      except to the extent that any of the matters referred to in paragraphs (a) to (c) above occurring after the date of this Agreement creates, increases or alters the liability of the Seller under this Agreement.

3.    In this Agreement:

      (a) words denoting persons shall include bodies corporate and unincorporated associations of persons;

      (b) references to a natural person include his estate and personal representatives; and

      (c) subject to the sub-clause on assignments in clause 16.3 (General), references to a Party to this Agreement include references to the successors or assigns (immediate or otherwise) of that Party.

4. Where any provision is qualified or phrased by reference to the ordinary course of business, such reference shall be construed as meaning the customary course of trading for the business in the country concerned.

5. Warranties in which reference is made to the knowledge of the Seller or which are made so far as the Seller is aware refer to facts or events known to the Seller or which should have been known by a seller acting with the diligence of a prudent businessman ("ordenado comerciante").

6. References to "Euro" or "E" are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended which is the lawful currency in Spain.

7. Where there is any inconsistency between the definitions set out in this schedule and the definitions set out in any clause or schedule, then for the purposes of construing such clause or schedule, the definitions set out in such clause or schedule shall prevail.

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8.    The singular shall include the plural and vice versa and the masculine shall include the feminine and vice versa.

9. Where any provision of clause 11.1 or of the schedule headed "Seller's Warranties" or the schedule headed "Pre-Completion" is qualified or phrased by reference to materiality, such reference shall, refer to a matter having an economical consequence involving damage of Euro 100,000 or more.

10. Although the Agreement is written in English, words appearing in Spanish in italics shall have their accepted meanings under Spanish law.

Paragraphs 1 to 10 above apply unless the contrary intention appears.

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                                LIST OF EMPLOYEES

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